                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                  ECOLAB INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

   [LOGO]
                                                                     ECOLAB INC.
--------------------------------------------------------------------------------
Ecolab Center
370 N. Wabasha Street
St. Paul, Minnesota 55102
612/293-2233

                                                                  March 28, 1997

DEAR FELLOW STOCKHOLDER:

You are cordially invited to join us for our Annual Meeting of Stockholders, to be held this year at 10:00 a.m. on Friday, May 9, 1997, at the McKnight Theatre in the Ordway Music Theatre, 345 Washington Street, St. Paul, Minnesota 55102. The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at the meeting. We urge you to read both carefully.

We hope you plan to attend the meeting. However, if you will not be able to join us, we encourage you to exercise your right as a stockholder and vote. Please sign, date and promptly return the accompanying proxy card using the enclosed self-addressed envelope.

Sincerely,

/s/ ALLAN L. SCHUMAN                      /s/ MICHAEL E. SHANNON
Allan L. Schuman                          Michael E. Shannon
President and Chief Executive Officer     Chairman of the Board

        YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN  THE
                    ACCOMPANYING PROXY AS SOON AS POSSIBLE.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1997

TO THE STOCKHOLDERS OF ECOLAB INC.:

The Annual Meeting of Stockholders of Ecolab Inc. will be held on Friday, May 9, 1997, at 10:00 a.m. at the McKnight Theatre in the Ordway Music Theatre, 345 Washington Street, St. Paul, Minnesota 55102, for the following purposes (which are more fully explained in the Proxy Statement):

    (1) To elect four Class II Directors to a term to end at the third subsequent annual meeting.

    (2) To approve the Ecolab Inc. 1997 Stock Incentive Plan.

    (3) To approve the Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan.

    (4) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current year ending December 31, 1997.

    (5) To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 18, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

                                          By Order of the Board of Directors

                                          KENNETH A. IVERSON,
                                          Vice President and Secretary

March 28, 1997

                                  ECOLAB INC.
        Ecolab Center, 370 N. Wabasha Street, St. Paul, Minnesota 55102

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 1997

This Proxy Statement, which is first being mailed to stockholders on or about March 28, 1997, is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Ecolab Inc., a Delaware corporation (hereinafter called the "Company"), from holders of Common Stock of the Company, to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, May 9, 1997, and at any adjournment thereof.

Holders of Common Stock of record at the close of business on March 18, 1997, will be entitled to vote at the meeting and any adjournment thereof. At that time, the Company had outstanding and entitled to vote 64,798,984 shares of Common Stock. Each of such shares is entitled to one vote on each matter presented at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, is required for a quorum for the transaction of business. In accordance with the laws of the State of Delaware, shares represented by a limited proxy (i.e., a broker non-vote) or represented by a proxy with instructions to abstain will be counted in determining whether a quorum is present. However, as described elsewhere in this Proxy Statement, such broker non-votes or abstained shares will not be counted for purposes of determining the election of directors or for passage or ratification of matters submitted to stockholders.

If the stockholder is a participant in the Company's Dividend Reinvestment Plan or a non-objecting beneficial owner participant in the Company's Employee Stock Purchase Plan, the proxy represents the number of shares held on account of the participant in those plans as well as shares held of record by the participant. With respect to participants and beneficiaries of the Company's defined contribution 401(k) Savings Plan, the proxy also serves as the voting instruction card to the plan trustee and represents the stockholder's proportional interest in shares of Common Stock beneficially held by the trustee.

Proxies in proper form received by the time of the meeting will be voted as specified. A stockholder giving a proxy may revoke it at any time before it is exercised by submitting a written revocation, a subsequently dated proxy, or by attending the meeting and voting in person.

The Company will bear the cost of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks or other nominees for forwarding proxy material to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. The Company has retained Georgeson & Company Inc., Wall Street Plaza, New York, NY 10005, to aid in the solicitation of proxies for a fee of $8,000 plus expenses. Proxies may also be solicited by certain directors, officers and employees of the Company without extra compensation.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to entities which have reported to the Securities and Exchange Commission ("SEC") or have advised the Company that they are a "beneficial owner," as defined by the SEC rules and regulations, of more than five percent of the Company's outstanding Common Stock.

                                                    AMOUNT AND
                                                     NATURE OF
                    NAME AND ADDRESS                BENEFICIAL        PERCENT OF
CLASS              OF BENEFICIAL OWNER               OWNERSHIP         CLASS(1)
---------------------------------------------------------------------------------
Common     Henkel KGaA                              8,137,056(2)          12.6%
           Henkelstrasse 67
           Postfach 1100
           40191 Dusseldorf 13
           Germany
Common     HC Investments, Inc.                     7,333,332(3)          11.3%
           1105 North Market Street
           Suite 1300
           Wilmington, DE 19899
Common     Southeastern Asset                       4,681,041(4)           7.2%
           Management, Inc.
           6075 Poplar Avenue
           Suite 900
           Memphis, TN 38119
Common     Trimark Financial                        4,351,200(5)           6.7%
           Corporation
           One First Canadian Place
           Suite 5600, P. O. Box 487
           Toronto, Ontario M5X 1E5

(1) The percent of class is based on the number of voting shares outstanding as of March 18, 1997, and the beneficial owner's most recent report of share ownership.

(2) Henkel KGaA is a partnership limited by shares organized under the laws of Germany. The Company understands that the majority of the voting stock of Henkel KGaA is controlled by members of the Henkel family. Voting shares of the Company beneficially owned by Henkel KGaA are subject to an agreement containing certain restrictions pertaining to, among other things, maximum shareholding, transfer and voting rights. For a description of the agreement, see the information found at page 20 hereof under the heading "Certain Transactions."

(3) HC Investments, Inc., a Delaware corporation, is an indirect, wholly-owned subsidiary of Henkel KGaA. Voting shares of the Company beneficially owned by HC Investments, Inc. are bound by the terms of the agreement between the Company and Henkel KGaA, as described at page 20 hereof.

(4) On January 31, 1997, Southeastern Asset Management, Inc., an investment advisor, reported that it had sole dispositive authority and sole voting power over 4,007,241 and 3,608,441, respectively, of the shares; shared dispositive authority and shared voting power over 595,700 of the shares; no dispositive authority over 78,100 of the shares; and no voting power over 476,900 of the shares.

(5) On February 5, 1997, Trimark Financial Corporation ("TFC"), a parent holding company, reported that certain Trimark mutual funds (the "Funds") are owners of record of the voting shares of the Company in the above table. The investment advisor and manager of the Funds is Trimark Investment Management Inc. ("TIMI"), which is registered under the Securities Act (Ontario). TFC owns 100% of the voting equity securities of TIMI and may be deemed to be the beneficial owner of the shares in the above table. TFC reported that it had sole dispositive authority and sole voting power over all 4,351,200 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following information with regard to the beneficial ownership of the Company's Common Stock at March 14, 1997 has been furnished by the respective directors, nominees, or executive officers or obtained from the records of the Company.

                                                                 PERCENT OF COMMON
                                          AMOUNT AND NATURE OF   STOCK BENEFICIALLY
      NAME OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP         OWNED
Allan L. Schuman                           419,157(1)(3)                 *
Michael E. Shannon                         316,952(1)(2)(3)              *
John P. Spooner                             33,752(1)(3)                 *
Gerald K. Carlson                          168,977(1)(3)                 *
James L. McCarty                            44,624(1)(3)                 *
Ruth S. Block                               13,963(3)                    *
Russell G. Cleary                           38,813(3)(4)                 *
James J. Howard                             12,413(3)                    *
Joel W. Johnson                              2,436(3)                    *
Jerry W. Levin                              10,273(3)                    *
Reuben F. Richards                          14,813(3)                    *
Richard L. Schall                           16,813(3)                    *
Roland Schulz                                9,546(3)                    *
Philip L. Smith                             13,013(3)                    *
Hugo Uyterhoeven                             9,399(3)                    *
Albrecht Woeste                             11,988(3)                    *
Current Directors and Executive Officers  1,589,192(5)                  2.5%
 as a Group (23 persons)

*   Percentage of shares beneficially owned does not exceed one percent.

(1) Includes the following shares held by officers in the Ecolab Savings Plan as of the last Plan report: Mr. Schuman, 5,868; Mr. Shannon, 18,463; Mr. Spooner, 663; Mr. Carlson, 5,353; and Mr. McCarty, 20,819.

(2)  Includes 29,434 shares held by Mr. Shannon's wife.

(3) Includes the following shares which could be purchased by Messrs. Schuman, Shannon, Spooner, McCarty and Carlson under the Company's 1977 and 1993 Stock Incentive Plans and, in the case of non-employee directors, under the 1988 and 1995 Non-Employee Director Stock Option Plans, within 60 days from March 14, 1997: Mr. Schuman, 271,450; Mr. Shannon, 177,295; Mr. Spooner, 22,500; Mr. Carlson, 117,937; Mr. McCarty, 14,662; Ms. Block, 9,600; Mr.
    Cleary, 9,600; Mr. Howard, 7,200; Mr. Johnson 2,000; Mr. Levin, 5,600; Mr. Richards, 5,600; Mr. Schall, 9,600; Mr. Schulz, 4,800; Mr. Smith, 8,800; Mr. Uyterhoeven, 6,400; Mr. Woeste, 6,400.

(4) Mr. Cleary is president and director of a charitable trust as to which he has investment and voting power. Four thousand (4,000) shares of the Company's Common Stock are owned by that trust and are reported herein as shares beneficially owned by Mr. Cleary. Mr. Cleary disclaims a pecuniary interest in such shares.

(5) Includes 53,667 shares held by or on behalf of family members of directors and executive officers, 11,213 shares held in trusts over which certain directors or executive officers have voting authority and/ or power of disposition, 80,143 shares held for executive officers in Company-sponsored employee benefit plans as of the last plan reports, 961,225 shares to which these persons have the right to acquire beneficial ownership within sixty days of March 14, 1997, by the exercise of stock options granted under the Company's 1977 and 1993 Stock Incentive Plans or the 1988 and 1995 Non-Employee Director Stock Option Plans and 91,300 shares held by executive officers under restricted stock awards granted under the Company's 1977 and 1993 Stock Incentive Plans and which are subject to events of forfeiture.

                             ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the overall direction of the Board of Directors. To assist it in carrying out its duties, the Board has delegated certain authority to four standing committees: Audit, Compensation, Finance and Governance.

There were four meetings of the Board of Directors during the year ended December 31, 1996. Each director except Messrs. Levin and Schulz, attended at least 75 percent of Board and Committee meetings. Messrs. Levin and Schulz each attended 73 percent of such meetings. Overall attendance at Board and Committee meetings was 89 percent.

The Audit Committee, currently comprised of Messrs. Cleary, Richards, Schall (Chairman), Uyterhoeven and Woeste, met four times during the past year. The Committee, which is comprised entirely of independent directors, assists the Board of Directors in overseeing management's discharge of its duties for the preparation of interim and annual financial statements and for maintaining financial control of operations. Principal responsibilities include (a) oversight of the accuracy of public financial reports, including review of the plan and scope of the annual audit, the results of the audit and the independence of the independent accountants, (b) providing oversight assurance that the Company has an effective system of internal controls and (c) providing oversight assurance that the Company has effective controls against employee conflict of interest and fraud and reasonably complies with related laws. The Committee also recommends to the Board of Directors with regard to the retention of the Company's independent accountants. In addition, the Committee assists the Board of Directors in overseeing the accounting controls and policies and reporting practices of the Henkel-Ecolab Joint Venture, an entity described at page 20 hereof under the heading "Certain Transactions" and whose financial statements are filed as a part of the Company's Annual Report on Form 10-K. The Committee meets regularly with the Company's management and internal auditors, and with the Company's independent accountants.

The Compensation Committee, currently comprised of Ms. Block and Messrs. Howard, Johnson, Levin and Smith (Chairman), met four times during the past year. The Committee is comprised entirely of independent directors. The principal functions of this Committee are to review and approve (a) the Company's overall compensation policy and executive salary plan, (b) the base salary of the five most highly compensated and certain other executive officers, and (c) the design, amendment, establishment and termination of the Company's employee benefit plans and related trusts. The Committee also administers the Company's stock and cash-based incentive plans for executives, and makes recommendations to the Board with respect to (a) the base salary and other compensation of officers of the Company who also serve as directors, and (b) the design and establishment of long-term executive compensation and executive benefit plans. To assist the Committee in the design and review of executive compensation programs, the Board has selected and retained an independent compensation consultant who reports directly to the Committee. A report by the Committee on executive compensation is located on pages 11 through 13 hereof.

The Finance Committee, currently comprised of Ms. Block and Messrs. Johnson, Richards (Chairman), Schall, Schulz, Shannon and Uyterhoeven, met four times during the past year. The principal functions of this Committee are to review and make recommendations to the Board concerning (a) the financial condition, financial policies and standards, and long-range financial objectives of the Company, (b) the Company's financing requirements, including the evaluation of management's proposals concerning funding vehicles to meet such requirements,
(c) debt limits, (d) dividends, (e) the Company's capital expenditures budget,
(f) adequacy of insurance coverage and (g) the financial structure and policies of the Henkel-Ecolab Joint Venture with particular attention to their impact on the financial condition of the Company. The Committee also evaluates acquisitions and divestitures of businesses from a financial standpoint. The Committee oversees a management committee which is charged with monitoring the performance of trust assets held in the Company's benefit plans.

The Governance Committee, currently comprised of Messrs. Cleary, Howard (Chairman), Levin, Schuman, Smith and Woeste, met three times during the past year. The Governance Committee (a) reviews and recommends to the Board policies for the composition of the Board, (b) identifies, interviews, evaluates and recommends to the Board prospective director nominees, (c) reviews and makes recommendations to the Board with regard to compensation for Board service, (d) reviews and recommends to the Board changes in the Company's Certificate of Incorporation and By-Laws, (e) reviews and recommends to the Board with respect to Board organization, management succession and corporate governance issues, social responsibility and the Company's environmental practices, (f) leads the Board's CEO evaluation and Board effectiveness review processes, and
(g) undertakes projects which do not fall within the jurisdiction of other committees of the Board. Recommendations by stockholders of potential director nominees may be directed to the Governance Committee in care of the Secretary of the Company, at the Company address located at the top of page 1.

Under the Company's Restated Certificate of Incorporation, the number of directors is determined exclusively by the Board. Currently, the Board has fixed the number of directors at 13.

Pursuant to the agreement between the Company and Henkel KGaA described at page 20 hereof under the heading "Certain Transactions," Henkel is entitled to designate a number of persons to be nominated for election to the Company's Board of Directors proportionate to Henkel's shareholding in the Company rounded to the nearest whole number. As of March 18, 1997, Henkel beneficially owned approximately 23.9% of the Company's outstanding Common Stock and was accordingly entitled to designate three directors. Messrs. Roland Schulz, Albrecht Woeste and Hugo Uyterhoeven have been appointed or elected to the Board pursuant to designation by Henkel.

The Board of Directors is divided into three classes. The members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years.

The term of Class II Directors expires with this Annual Meeting of Stockholders. Ms. Block and Messrs. Cleary, Schuman and Shannon are the nominees for election to the Board as Class II Directors and all have previously served as directors of the Company. Class II Directors being elected at the current Annual Meeting will serve until the 2000 Annual Meeting expected to be held in the Spring of 2000, or until their successors have been duly elected and qualified. The directors of Classes I and III will continue in office. The Board of Directors has no reason to believe that any of the named nominees is not available or will not serve if elected.

The directors shall be elected by a plurality of the votes cast. The four director nominees receiving the highest vote totals will be elected. Shares represented by proxy which contain instructions to "withhold" voting authority on one or more nominees will not affect the election of nominees receiving a plurality of the votes cast. It is intended that proxies solicited by the Board of Directors will (unless otherwise directed) be voted for the election of the four nominees named in this Proxy Statement. If, for any reason, any nominee becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such substituted nominee as is selected by the Board of Directors, or the Board of Directors, at its option, may reduce the number of directors to constitute the entire Board.

Mr. Cleary, prior to 1988, was Chairman, Chief Executive Officer and President of G. Heileman Brewing Company, a publicly-traded company. In 1988, Heileman was acquired in a takeover by Bond Corporation Holdings Ltd., following which Mr. Cleary terminated his relationship with Heileman. In 1991, Heileman filed for federal bankruptcy protection. In 1994, Heileman was acquired by the investment group of Hicks, Muse, Tate & Furst, Inc. and Mr. Cleary, who was a minority investor, joined the Board of Heileman at the invitation of Hicks Muse. Following the departure of Heileman's Chief Executive Officer, Mr. Cleary was asked to serve, on an interim basis along with the Chairman of Heileman, as Co-Chief Executive Officer of Heileman. This was a part-time position until a new Chief Executive Officer could be hired. Mr. Cleary's service began in June, 1994 and ended on December 31, 1994 when a new Chief Executive Officer was hired. In March, 1996, Heileman again filed for federal bankruptcy protection and was subsequently acquired by the Stroh Brewery Company in July, 1996. Mr. Cleary has no continuing association with Heileman.

The following information with regard to business experience has been furnished by the respective directors or nominees or obtained from the records of the Company.

--------------------------------------------------------------------------------

          NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS -- CLASS II
                            (FOR A TERM ENDING 2000)

--------------------------------------------------------------------------------

                  RUTH S. BLOCK, age 66.
                  Retired Executive Vice President and Chief Insurance Officer
    [PHOTO] of The Equitable, an insurance and investment company. Director of Ecolab since 1985. Member of the Compensation Committee and Finance Committee.
                  Joined Equitable in 1952. Elected Executive Vice President in 1980; Chairman and Chief Executive Officer of EVLICO in 1980 and Chief Insurance Officer of Equitable in 1984; retired in 1987. Director of Alliance Capital Mutual Funds (38 Funds) and Amoco Corporation.

--------------------------------------------------------------------------------

                  RUSSELL G. CLEARY, age 63.
                  Chairman of the Board and Chief Executive Officer of Cleary
    [PHOTO] Management Corporation, a privately-held business and real estate development corporation. Director of Ecolab since 1981. Member of the Audit Committee and the Governance Committee. Served as Chairman of the Board, President and Chief Executive Officer of G. Heileman Brewing Company, Inc., a producer of malt beverages and bakery goods, from 1971 to 1988, when Heileman became a subsidiary of Bond Corporation Holdings Ltd., a Western Australian company. Returned to Heileman and served on a part-time basis as Co-Chief Executive Officer from June through December, 1994 following the purchase of Heileman by Hicks, Muse, Tate & Furst, Inc., Dallas. Chairman of the Board of First State Bancorp, Inc. and Director of A. O. Smith Corporation. Also, Director of the Wisconsin Alumni Research Foundation and the Protection Mutual Insurance Company.

--------------------------------------------------------------------------------

                  ALLAN L. SCHUMAN, age 62.
                  President and Chief Executive Officer of Ecolab. Director of
    [PHOTO]       Ecolab since 1991. Member of the Governance Committee.
                  Joined Ecolab in 1957 and after promotions through all levels of sales and marketing positions in the Company's Institutional Division, became a Vice President, Institutional, Marketing and National Accounts in 1972. Promoted to Vice President and Director, Institutional Division in 1979 and to Senior Vice President of the Company in 1984. In 1985 was named Executive Vice President and in 1988, President, Ecolab Services Group. Promoted to President and Chief Operating Officer of the Company in August, 1992. Named President and Chief Executive Officer in March, 1995. Director of Soap and Detergent Association, International Foodservice Manufacturers Association, American Marketing Association Services Council, Hazelden Foundation and the Ordway Music Theatre. Trustee of the Culinary Institute of America and of the National Education Foundation of the National Restaurant Association.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  MICHAEL E. SHANNON, age 60.
                  Chairman of the Board, Chief Financial and Administrative
    [PHOTO] Officer of Ecolab. Director of Ecolab since 1991. Member of the Finance Committee.
                  From 1975 to 1984 held various senior financial positions with Republic Steel Corporation, including from 1982 to 1984, Executive Vice President and Chief Financial Officer. In April, 1984 joined Ecolab as Executive Vice President and Chief Financial Officer. From December, 1984 to October, 1990 held the additional position of Chief Administrative Officer and from June, 1988 to October, 1990 was also President of ChemLawn Services Corporation, a former subsidiary of the Company, and from October, 1990 to May, 1992 also served as President of the Residential Services Group of the Company. Assumed positions of Vice Chairman and Chief Administrative Officer in August, 1992 and named Chairman of the Board effective January 1, 1996. Trustee of the Minnesota Mutual Life Insurance Company and Minnesota Public Radio. Director of National Association of Manufacturers. Chairman of the Minnesota Orchestral Association.

--------------------------------------------------------------------------------

        MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE -- CLASS III
                            (FOR A TERM ENDING 1998)

--------------------------------------------------------------------------------

                  JOEL W. JOHNSON, age 53.
                  Chairman of the Board, President and Chief Executive Officer
    [PHOTO] of Hormel Foods Corporation, a processor and marketer of meat and food products. Director of Ecolab since 1996. Member of the Compensation Committee and Finance Committee.
                  Following an extensive career at General Foods Corporation, joined Hormel Foods Corporation in 1991 as Executive Vice President - Sales & Marketing. Advanced to President in 1992, Chief Operating Officer and Chief Executive Officer in 1993 and Chairman of the Board in 1995. Director of Hormel Foods Corporation, The Hormel Foundation, Meredith Corporation, American Meat Institute and Grocery Manufacturers Association. Also a Trustee of Hamilton College and member of Board of Overseers of the Carlson School of Management at the University of Minnesota.

--------------------------------------------------------------------------------

                  PHILIP L. SMITH, age 63.
                  Former Chairman of the Board, President and Chief Executive
    [PHOTO] Officer of The Pillsbury Company. Director of Ecolab since 1989. Chairman of the Compensation Committee and member of the Governance Committee.
                  Joined General Foods Corporation in 1966. After holding various positions with General Foods, assumed the position of Chairman, President and Chief Executive Officer in 1987. In August, 1988 became Chairman of the Board, President and Chief Executive Officer of The Pillsbury Company, a position held until the acquisition of Pillsbury by Grand Metropolitan Public Limited Company in January, 1989. Director of Whirlpool Corporation and U.S. Trust Corporation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  HUGO UYTERHOEVEN, age 65.
                  Timken Professor of Business Administration, Graduate School
    [PHOTO] of Business Administration, Harvard University. Elected pursuant to an understanding between the Company and Henkel (see information found at page 5 hereof under the heading "Election of Directors"). Director of Ecolab since 1992. Member of the Audit Committee and Finance Committee.
                  Member of the Harvard Business School Faculty since 1960 where he has served as Chairman of the Advanced Management Program, Chairman of the General Management Area, and Senior Associate Dean. Director of Bombardier Inc., Harcourt General, Inc. and The Stanley Works.

--------------------------------------------------------------------------------

                  ALBRECHT WOESTE, age 61.
                  Owner of R. Woeste GmbH & Co. KG, Dusseldorf, Germany, a
    [PHOTO] privately-held manufacturer of tube fittings made of steel, malleable iron and special castings. Member of the Henkel family which controls Henkel KGaA, Dusseldorf, Germany, a manufacturer of chemicals, household and personal care products and adhesives and Chairman of the Shareholders' Committee and the Supervisory Board of Henkel. Elected pursuant to an understanding between the Company and Henkel (see information found at page 5 hereof under the heading "Election of Directors"). Director of Ecolab since 1991. Member of the Audit Committee and Governance Committee.
                  Owner of R. Woeste GmbH & Co. KG, a family business enterprise, since 1963. Named to the position of Vice Chairman of the Shareholders' Committee of Henkel KGaA in 1965 and appointed Chairman in 1990. Chairman of the Supervisory Board of Henkel KGaA. Member of the Supervisory Board of Deutsche Bank AG and of ALLIANZ Lebensversicherungs - AG (Life Insur-ance). President Dusseldorf Chamber of Industry and Commerce.

--------------------------------------------------------------------------------

         MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE -- CLASS I
                            (FOR A TERM ENDING 1999)

--------------------------------------------------------------------------------

                  JAMES J. HOWARD, age 61.
                  Chairman of the Board, President and Chief Executive Officer
    [PHOTO] of Northern States Power Company ("NSP"), an operating public utility primarily engaged in the generation, transmission and distribution of electricity and the distribution of natural gas to 1.8 million customers in the Upper Midwest. NSP, through non-regulated subsidiaries (NRG Energy, Inc., which operates and has interests in independent, non-regulated power and energy businesses worldwide; and Cenerprise, Inc., which markets gas, electricity and energy-related services nationwide) also conducts operations nationally and internationally. Director of Ecolab since 1991. Chairman of the Governance Committee and member of the Compensation Committee.
                  After holding various positions with affiliates of the Bell Companies, in 1983 became President and Chief Operating Officer of Ameritech, the Chicago- based holding company for the Bell companies serving that region. Joined NSP as President and Chief Executive Officer in February 1987, and became Chairman of the Board in March 1988. Relinquished the position of President from July 1990 through November 1994. Director of Honeywell Inc., NSP, ReliaStar Financial Corp. (formerly The NWNL Companies, Inc.), the Federal Reserve Bank of Minneapolis and Walgreen Company.

--------------------------------------------------------------------------------

                  JERRY W. LEVIN, age 52.
                  Chairman of Revlon, Inc., a beauty care company and Chairman
    [PHOTO] of The Coleman Company, Inc., an outdoor recreational products company. Executive Vice President of MacAndrews & Forbes. Director of Ecolab since 1992. Member of the Compensation Committee and Governance Committee.
                  Served in a number of senior executive positions with The Pillsbury Company from 1974 through 1989. In 1989, joined MacAndrews & Forbes which controls Revlon, Inc. and The Coleman Company, among other companies. Appointed President of Revlon in 1991, Chief Executive Officer in 1992 and Chairman in 1995. Relinquished the positions of President in 1995 and of Chief Executive Officer in January 1997. Named Chairman of The Coleman Company, Inc. in February 1997. Prior thereto, was Chairman of Coleman Holdings, the parent company of The Coleman Company, Inc. Director of Apogee Enterprises, Inc., Coleman Worldwide Corp., The Coleman Company, Inc., First Bank System Inc., Meridian Sports Inc., Revlon, Inc. and Revlon Worldwide Corp.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  REUBEN F. RICHARDS, age 67.
                  Retired Chairman of the Board of Terra Industries Inc., an
    [PHOTO] agribusiness. Director of Ecolab since 1983. Chairman of the Finance Committee and member of the Audit Committee.
                  Chairman of the Board of Terra Industries Inc. from December, 1982 to May 1, 1996. Served as Chief Executive Officer from December, 1982 to May, 1991 and as President from July, 1983 to May, 1991. Chairman of the Board of Engelhard Corporation from May, 1985 to December, 1994 and held positions as President and CEO and/or Chairman of the Board of Minorco (U.S.A.) Inc. from May, 1990 to March, 1996. Director of Potlatch Corporation, Santa Fe Energy Resources, Inc., Engelhard Corporation, Minorco, and Grupo Financiero Banorte.

--------------------------------------------------------------------------------

                  RICHARD L. SCHALL, age 67.
                  Consultant since 1985. Retired Vice Chairman of the Board and
    [PHOTO] Chief Administrative Officer of Dayton Hudson Corporation, a national retailer. Director of Ecolab since 1978. Chairman of the Audit Committee and member of the Finance Committee. Joined Dayton Hudson in 1972 as Vice President and Controller. Retired in 1985 as Chief Administrative Officer and Vice Chairman of the Board, a position he had held since 1977. Director of Medtronic, Inc., Meritex and First Bank System, Inc.

--------------------------------------------------------------------------------

                  ROLAND SCHULZ, age 55.
                  Executive Vice President in charge of Human Resources and
    [PHOTO] member of the Executive Board of Henkel KGaA, Dusseldorf, Germany, a manufacturer of chemicals, household and personal care products and adhesives. Director of Ecolab since August, 1993. Appointed to the Board pursuant to an understanding between the Company and Henkel (see information found at page 5 hereof under the heading "Election of Directors"). Member of the Finance Committee.
                  Joined Henkel in 1972 and held various operational and marketing executive positions in the Henkel organization. Appointed Vice President of Henkel KGaA in charge of personnel in 1990. In 1991, named Executive Vice President and became a member of the Henkel KGaA Executive Board. Director of Gothaer Lebensversicherung AG, Goettingen (Life Insurance).

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") of the Company's Board of Directors is responsible for the overall executive compensation program and each component. The Company's management and a compensation consultant provide competitive data and assistance to help the Committee carry out its responsibilities. The Board holds authority to ratify certain actions of the Committee.

The Committee reviews each executive compensation component annually to maintain alignment with the Company's goals and philosophy.

PHILOSOPHY: The Committee uses compensation to help communicate desired business results to executives, influencing them to make decisions to produce those results. The program must be competitive to attract, retain and motivate executives, and it must reinforce and complement sound management practices. In addition, the executives' interests must be effectively aligned with those of our shareholders and, to this end, the Committee has developed executive stock ownership guidelines to ensure that executives accumulate a significant ownership stake and are vested in maximizing long-term shareholder returns.

Each component of the executives' compensation is targeted at the median of a broad range of United States manufacturing and service companies, representing a broader index for comparison than the Standard and Poor's Chemicals (Specialty) Index represented in the performance graph on page 17. The Committee consults a number of general industry surveys which collect a significant portion of their data from the Standard & Poor's 500 Index or equivalent companies. The data is adjusted through regression analysis to reflect the Company's size relative to those companies included in the data. This size-adjusted data of the "comparator group" of companies is the information relied upon by the Committee to provide a generally accurate representation of the relevant competitive market.

The overall executive compensation program is designed to deliver median pay for median Company performance. To the extent the Company's performance exceeds the general industry median performance, total compensation will also exceed median levels. Conversely, total compensation will be less than the median if Company performance falls below the median performance level.

COMPONENTS: The Company's compensation program for executives includes four components, each of which plays a specific role in the overall total compensation approach, including:

       - Base Salary;
       - Management Incentive Plan or Management Performance Incentive Plan;
       - Long-term incentives; and
       - Benefits/perquisites.

    BASE SALARY: The Company's philosophy is to set base salaries at the competitive market median, as represented by the comparator group. However, individual performance is also taken into account in determining any variations from the median. Surveys provide the data needed to determine the market median base salary opportunities of the comparator group. The Committee reviews the base salary of executive officers on an annual basis in light of the market data and the officer's individual performance to determine whether an increase in base pay is appropriate. In 1996, executive officers' base salary increases averaged 5.4 percent, excluding promotional increases.

    The Committee increased Mr. Schuman's base salary by 16 percent effective on March 1, 1996. This increase brought Mr. Schuman's base salary to a level essentially equivalent to the competitive market median.

    MANAGEMENT INCENTIVE PLAN (MIP)/MANAGEMENT PERFORMANCE INCENTIVE PLAN
    (MPIP): The MIP is a cash-based annual incentive plan that focuses executives' attention on achieving competitive annual business goals. The Committee, with input from management, sets specific performance goals at the beginning of each year and communicates them to the Company's executives. A mix of corporate and business unit goals is used to assure that executives have a reasonable measure of control over the factors affecting their awards. The Committee also establishes median awards, expressed as a percentage of base salary. The median award is established at a level which approximates median annual incentive targets expressed as a percentage of base salary of the comparator group. Achievement of median performance goals, as established by the Committee, will result in a median award, while achievement of performance levels below or above the median performance goal will result in minimum, premium or maximum awards.

    The MPIP is a shareholder approved plan which is essentially the same as the MIP. The MPIP was adopted in response to Section 162(m) of the Internal Revenue Code, which disallows deductions by public corporations of certain executive compensation in excess of $1,000,000 unless the plan meets certain requirements. For 1996, Mr. Schuman was the only participant in this plan.

    Mr. Schuman and Mr. Shannon, as well as other executives with corporate-wide responsibility, earn awards based solely on the achievement of Earnings Per Share (EPS) goals. The Committee establishes annual EPS levels that must be achieved to receive threshold, median, premium and maximum awards. Economic projections and the compounded annual EPS growth over five-year and ten-year periods for the Standard & Poor's 500 Index were the basis for the EPS goals in 1996. Beginning in 1997, the compounded annual EPS growth over three-year periods for the Standard & Poor's 500 Index will be the basis for the EPS goals.

    Executives with business-unit responsibility earn MIP awards by meeting unit-specific operating income goals. As long as operating income thresholds are met, other financial or strategic factors can also affect the size of the awards. The weight of each performance measure varies among business units. In 1996, the average weighting of the performance measures for the majority of the business units was 50% operating income, 37% sales, and 7% cash flow. The remaining performance measures, which fluctuated more greatly among units, included measures such as management of assets and working capital.

    The Committee, in general, makes awards based strictly on level of achievement against pre-established goals. However, under the MIP, the Committee may, in its sole discretion, make awards at a level higher or lower than that determined by strict application of achievement against goals based upon such other business criteria as the Committee determines appropriate.

    The award under the MPIP for 1996 performance was 120% of base salary for Mr. Schuman. The award was based on the Company's 1996 EPS growth of 16.7% over 1995 results, and was derived from the EPS performance levels and corresponding cash award levels established by the Committee at the beginning of the plan year using the methodology described above. The potential cash award for 1996, as established by the Committee, ranged from a threshold of 20% of base salary to a maximum of 120% of base salary. Under the MPIP, the Committee is allowed only downward discretion in determining the award, and no adjustment was made to the award.

    LONG-TERM INCENTIVES: The Committee uses grants of stock options and restricted stock to deliver a competitive compensation package that motivates executives to make decisions that will increase the value of Company stock, thus providing an appropriate focus on the long-term growth of the Company. When executives deliver sustained superior returns to shareholders by outperforming the general industry, they increase their own compensation accordingly.

    Options are granted with exercise prices equal to the fair market value of the Company's shares on the date of grant, providing no value to the executive unless the Company's stock price increases after the grants are made. The options become exercisable cumulatively at the rate of 25, 50, 75 and 100 percent on each anniversary of the date of grant and become exercisable earlier upon a Change in Control of the Company as such term is defined in footnote 4 to the Summary Compensation Table found on page 14 of this Proxy Statement. The options have a term of ten years.

    Restricted stock vests in equal installments on the second and fourth anniversary of the grant. The Committee uses restricted stock as a component of long-term executive compensation for two reasons: (1) similar to options, restricted stock aligns executive pay with shareholder value over the long-term; and (2) restricted stock grants provide a retention incentive, decreasing the likelihood of costly, disruptive executive turnover.

    The Committee makes stock incentive grants at the median gain opportunity awarded to executives in similar positions in the comparator group. The grants consist primarily of stock options. As to executive officers, restricted stock represents between 20% to 40% of the total long-term incentive value granted. The mix of restricted shares is set at 20% for Messrs. Schuman and Shannon, and increases to 30% for the remaining executive officers named in this proxy statement. This mix between options and restricted shares has been in place for a number of years and has proven to be valuable in building alignment with shareholders, providing retention incentive, and increasing executive share ownership.

    On August 16, 1996, the Committee granted to Mr. Schuman options to purchase 75,000 shares with an exercise price of $30.375 and a restricted stock grant in the amount of 7,000 shares. The Committee based Mr. Schuman's stock incentives upon the median gain opportunity of the comparator group.

    BENEFITS/PERQUISITES: Executive benefits and perquisites are primarily attraction and retention tools. They provide protection against the financial catastrophes that can result from illness, disability and death. They meet basic executive needs, allowing them to focus their attention on the Company's business goals. The Company surveys the practices of the comparator group and matches its benefits and perquisites to those provided by a majority of companies.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT: Section 162(m) of the Internal Revenue Code generally limits corporate deduction for compensation paid to executive officers named in the proxy statement to $1,000,000, unless certain requirements are met. The Committee's intent is to operate its compensation programs for the executive officers subject to the deduction limit so the corporate tax deduction is maximized on compensation paid. However, the Committee will do so only to the extent practicable, and consistent with the Company's overall compensation philosophy.

The Committee believes that compensation realized from the exercise of stock options granted under the 1997 Stock Incentive Plan will be exempt from the $1,000,000 cap imposed by Section 162(m). That Plan is being recommended by the Board of Directors for approval of the stockholders under the heading "Proposal to Adopt the 1997 Stock Incentive Plan" on pages 21 to 26 hereof.

CONCLUSION: The Committee believes that these executive compensation policies and programs serve the interests of shareholders and the Company effectively. The various pay vehicles utilized maintain an appropriate balance between motivating achievement of short-term goals and strategically leading the Company in a direction to provide long-term success. We will continue to monitor the effectiveness of the Company's total compensation program to ensure that it meets the needs of the Company.

           Ruth S. Block                Jerry W. Levin
           James J. Howard              Philip L. Smith
           Joel W. Johnson

                           SUMMARY COMPENSATION TABLE

The following table shows cash and non-cash compensation for each of the last three years ended December 31 for the Company's Chief Executive Officer and for the next four most highly-compensated executive officers who were serving in those capacities at December 31, 1996. No other individuals served in those capacities at any time during the year.

                                                                                  LONG TERM COMPENSATION
                                                                                 ------------------------
                                                                                          AWARDS
                                                ANNUAL COMPENSATION              ------------------------
                                      ----------------------------------------   RESTRICTED    SECURITIES
                                                                OTHER ANNUAL        STOCK      UNDERLYING       ALL OTHER
                                      SALARY(1)  BONUS(1,2)    COMPENSATION(3)   AWARD(S)(4)     OPTIONS     COMPENSATION(5)
 NAME AND PRINCIPAL POSITION    YEAR     ($)         ($)             ($)             ($)           (#)             ($)
----------------------------------------------------------------------------------------------------------------------------
Allan L. Schuman,               1996  $ 566,667   $680,000         $  7,756       $212,625        75,000         $37,400
 President and Chief            1995  $ 483,333   $517,200(6)      $  2,136       $597,653       207,800         $28,516
 Executive Officer              1994  $ 400,000   $380,000         -0-            $109,375        50,000         $27,900
Michael E. Shannon,             1996  $ 400,000   $399,600         $  2,944       $208,250        80,000         $23,988
 Chairman of the Board, Chief   1995  $ 380,000   $310,000         $  2,037       $108,873        39,380         $20,700
 Financial and Administrative   1994  $ 362,000   $343,900         $    277       $ 87,500        40,000         $25,677
 Officer
John P. Spooner,(7)             1996  $ 333,667   $136,400         -0-            $ 45,563        10,000         $14,102
 Senior Vice President --       1995  $ 322,350   $146,700         -0-            $133,750        30,000         $14,072
 International                  1994  $ 168,239   $200,000(8)      $105,532       $109,375        30,000         $13,485
Gerald K. Carlson,              1996  $ 280,000   $173,700         $    363       $ 30,375         8,000         $13,611
 Senior Vice President --       1995  $ 273,300   $ 96,800         $    147       $ 58,850        13,750         $11,103
 Corporate Planning and         1994  $ 273,300   $ 95,700         $  1,561       $ 48,125        15,000         $15,570
 Development
James L. McCarty,               1996  $ 280,000   $147,500         $  2,561       $ 75,938        15,000         $12,825
 Senior Vice President --       1995  $ 250,000   $165,000         $  1,296       $ 79,448        19,250         $12,450
 Institutional North America    1994  $ 220,000   $155,000         $    570       $ 59,063        15,200         $ 6,700

(1) Includes amounts deferred under Section 401(k) of the Internal Revenue Code, pursuant to the Company's Savings Plan, amounts deferred under a non-qualified deferred compensation plan maintained by the Company for a select group of executives and salary reductions per Section 125 of the Internal Revenue Code.

(2) Represents annual cash awards under the Company's Management Incentive Plan ("MIP") and, if applicable, the Company's Management Performance Incentive Plan ("MPIP"). The MIP and MPIP are discussed at page 12 hereof in the "Report of the Compensation Committee on Executive Compensation."

(3) Represents payment by the Company of: (i) certain payroll taxes under the Company's non-contributory non-qualified supplemental defined benefit plans referred to in the text following the "Pension Plan Table" on page 18; and
    (ii) in the case of Mr. Spooner, certain relocation expenses ($85,343) incurred in 1994 and certain payroll taxes thereon. The Company maintains executive death and supplemental long-term disability benefits for a select group of executives, which benefits are self-funded and for which no specific allocation of cost is made to any individual executive prior to the occurrence of an event of death or disability which would give rise to the payment of benefits.

(4) Represents the cumulative dollar value of restricted stock awards during the calendar year based on the closing market price of the Company's Common Stock on the date of grant. The recipients receive dividends declared on, and have voting power over, the restricted shares. The value and number of the aggregate shares of restricted stock held by the named executive officers at December 31, 1996 were as follows: Mr. Schuman, $1,397,016 with 37,130 shares; Mr. Shannon, $551,959 with 14,670 shares; Mr. Spooner, $338,625 with 9,000 shares; Mr. Carlson, $199,413 with 5,300 shares; and Mr. McCarty, $284,821 with 7,570 shares.

   All shares granted during 1996, 1995 and 1994 vest on the second and fourth anniversary dates of the grant at the cumulative rate of 50% of each award, based on continued employment of the recipient.

    The number of shares awarded during 1996, 1995 and 1994, respectively, to the named executive officers were: Mr. Schuman, 7,000, 25,730 and 5,000; Mr. Shannon, 7,000, 4,070, and 4,000; Mr. Spooner, 1,500, 5,000 and 5,000; Mr.
    Carlson, 1,000, 2,200 and 2,200; and Mr. McCarty, 2,500, 2,970 and 2,700.

   Restrictions will lapse immediately on all restricted stock awards in the event of a change in control of the Company. A change in control occurs if:
    (i) a person or group acquires 25% or more of the Company's outstanding voting power. However, if the acquisition was approved by the Board of Directors, then a change in control occurs at 34% ownership. If the acquiring person, prior to becoming a 25% shareholder, has entered into (and is in compliance with) a shareholder agreement which imposes limits on the person's maximum shareholding, then a change in control occurs only upon acquisition of 50% of the Company's voting power; (ii) during the period of two consecutive years, individuals who, at the beginning of such a period, were members of the Board, cease for any reason to constitute at least a majority thereof (unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination were previously so approved); (iii) the stockholders approve a merger or consolidation of the Company in which voting securities of the surviving entity will represent less than 80% of the Company's voting securities prior to the transaction; or (iv) the stockholders of the Company approve a plan of complete liquidation or an agreement to sell all or substantially all of the Company's assets (hereinafter a "Change in Control of the Company").

(5) Amounts reported for 1996 represent: (i) the maximum matching contribution of $4,500 made by the Company to each of the named executive officers under the Company's defined contribution 401(k) Savings Plan available generally to all employees; and (ii) the matching contributions made or to be made by the Company on base salary and bonus earned in respect of 1996 which the executive elected to defer under a non-qualified deferred compensation plan maintained by the Company for a select group of executives, in the following amounts: Mr. Schuman, $32,900; Mr. Shannon, $19,488; Mr. Spooner, $9,602; Mr. Carlson, $9,111; and Mr. McCarty, $8,325.

(6) Includes, in addition to the annual cash award under the Company's incentive plans referenced in note (2) above, a one-time award of $50,000.

(7)  Mr. Spooner became an executive officer effective June 20, 1994.

(8) Includes, in addition to the annual cash award under the Company's MIP referenced in note (2) above, which award was guaranteed, a $50,000 signing bonus.

                             OPTION GRANTS IN 1996

                                                                                             POTENTIAL REALIZABLE VALUE
                                                                                                         AT
                                                                                               ASSUMED ANNUAL RATES OF
                                                                                                        STOCK
                                                                                               PRICE APPRECIATION FOR
                                     INDIVIDUAL GRANTS                                             OPTION TERM(1)
------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT
                                          NUMBER OF    OF TOTAL
                                          SECURITIES    OPTIONS
                                          UNDERLYING    GRANTED
                                           OPTIONS        TO       EXERCISE OR
                                          GRANTED(2)   EMPLOYEES   BASE PRICE    EXPIRATION  0%       5%         10%
                  NAME                       (#)        IN 1996      ($/SH)         DATE     ($)     ($)         ($)
------------------------------------------------------------------------------------------------------------------------
Allan L. Schuman                            75,000       12.5%      $     30.375  08/16/06   -0-  $1,432,701  $3,630,745
Michael E. Shannon                          80,000       13.3%      $     29.75   01/02/06   -0-  $1,496,769  $3,793,107
John P. Spooner                             10,000        1.7%      $     30.375  08/16/06   -0-  $  191,027  $  484,099
Gerald K. Carlson                            8,000        1.3%      $     30.375  08/16/06   -0-  $  152,821  $  387,279
James L. McCarty                            15,000        2.5%      $     30.375  08/16/06   -0-  $  286,540  $  726,149

(1) The dollar amounts under these columns are the results of calculations at the 0 percent, 5 percent and 10 percent compounded growth rates set or permitted by the SEC for the purposes of this table over a period equal to the term of the option. These rates and amounts are not intended to forecast possible future price appreciation of the Company's Common Stock. No gain to the optionees is possible without an increase in stock price.

(2) All options granted during 1996 become exercisable cumulatively at the rate of 25, 50, 75 and 100 percent on each anniversary of the date of grant and become exercisable earlier upon a Change in Control of the Company.

    AGGREGATED OPTION EXERCISES IN 1996 AND DECEMBER 31, 1996 OPTION VALUES

                                                                             NUMBER OF
                                                                       SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                                         DECEMBER 31, 1996           DECEMBER 31, 1996(1)
                                SHARES ACQUIRED        VALUE        ---------------------------   ---------------------------
                                  ON EXERCISE       REALIZED(2)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             NAME                     (#)               ($)             (#)            (#)            ($)            ($)
-----------------------------------------------------------------------------------------------------------------------------
Allan L. Schuman                    70,000          $1,470,000        221,450        267,550      $ 4,348,447    $3,395,966
Michael E. Shannon                 -0-                -0-             227,295        138,885      $ 4,856,837    $1,410,360
John P. Spooner                    -0-                -0-              22,500         47,500      $   316,406    $  551,094
Gerald K. Carlson                  -0-                -0-             117,937         30,813      $ 2,652,725    $  365,916
James L. McCarty                     7,800          $  127,281         14,662         39,788      $   206,692    $  427,398

(1) Represents the difference between the fair market value of the Company's Common Stock as of December 31, 1996 and the exercise price of the option.

(2) Represents the difference between the fair market value of the Company's Common Stock on the exercise date and the exercise price of the option.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

Prior to July, 1996 the Company was included in the Standard & Poor's Specialized Service Index (which has been renamed the Service (Commercial & Consumer) Index) of the Standard & Poor's 500 Index. In July, 1996, the Company was placed by Standard & Poor's in the Standard & Poor's Chemicals (Specialty) Index.

The graph below compares the cumulative total shareholder return on the Company's Common Stock for the five calendar years ended December 31, 1996, with the cumulative total return on the Standard & Poor's 500 Index, the Standard & Poor's Service (Commercial & Consumer) Index and the Standard & Poor's Chemicals (Specialty) Index over the same periods (assuming the investment of $100 in the Company's Common Stock, the Standard & Poor's 500 Index, the Standard & Poor's Service (Commercial & Consumer) Index and the Standard & Poor's Chemicals (Specialty) Index on January 1, 1992, and reinvestment of all dividends).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                         S&P SERVICE
            S&P 500                     (COMMERCIAL &       S&P CHEMICALS
             INDEX     ECOLAB INC.     CONSUMER) INDEX    (SPECIALTY) INDEX
1991         $ 100.00      $ 100.00             $ 100.00            $ 100.00
1992         $ 107.62      $ 126.09              $ 99.02            $ 105.94
1993         $ 118.46      $ 157.31              $ 95.94            $ 120.79
1994         $ 120.03      $ 149.10              $ 87.84            $ 105.45
1995         $ 165.13      $ 218.47             $ 118.64            $ 138.60
1996         $ 203.05      $ 278.78             $ 122.52            $ 142.16

(1)  Total return calculations prepared by Standard & Poor's Compustat.

                               PENSION PLAN TABLE

                                            COMBINED ANNUAL RETIREMENT INCOME FROM THE
  AVERAGE ANNUAL                                    PLANS WITH YEARS OF SERVICE
EARNINGS DURING THE  -----------------------------------------------------------------------------------------
   HIGHEST FIVE
CONTINUOUS YEARS OF
 ELIGIBLE SERVICE     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS
--------------------------------------------------------------------------------------------------------------
   $     200,000      $  40,000    $  60,000    $  80,000    $ 100,000    $ 120,000    $ 120,000    $ 120,000
         300,000         60,000       90,000      120,000      150,000      180,000      180,000      180,000
         400,000         80,000      120,000      160,000      200,000      240,000      240,000      240,000
         500,000        100,000      150,000      200,000      250,000      300,000      300,000      300,000
         600,000        120,000      180,000      240,000      300,000      360,000      360,000      360,000
         700,000        140,000      210,000      280,000      350,000      420,000      420,000      420,000
         800,000        160,000      240,000      320,000      400,000      480,000      480,000      480,000
         900,000        180,000      270,000      360,000      450,000      540,000      540,000      540,000
       1,000,000        200,000      300,000      400,000      500,000      600,000      600,000      600,000
       1,100,000        220,000      330,000      440,000      550,000      660,000      660,000      660,000
       1,200,000        240,000      360,000      480,000      600,000      720,000      720,000      720,000

The preceding table shows the estimated annual benefits payable under the Company's non-contributory qualified defined benefit Pension Plan, the Company's non-contributory non-qualified defined benefit Mirror Pension Plan and the Company's Supplemental Executive Retirement Plan (based upon a 15-year period certain for the supplemental retirement benefit and a straight life annuity for both the qualified and non-qualified pension benefits) following retirement at age 65 for sample covered compensation amounts and lengths of plan participation, without regard to vesting and offsets, if any, for benefits under the Savings Plan or any predecessor plans and Social Security. At the end of 15 years, payment of amounts attributable solely to the Supplemental Executive Retirement Plan cease. The amounts shown in the preceding table which are attributable to the Supplemental Executive Retirement Plan would be reduced by $7,488, which is the amount attributable to 50 percent of the primary Social Security annual retirement benefit, based upon 1996 maximum levels for retirement in 1996 at age 65, and by annuitized amounts presumed to be paid from the Company's matching contribution made prior to July 1, 1994 under the Company's Savings Plan and a former profit-sharing plan of the Company.

The table does not show the additional "past service benefit" provided under the Supplemental Executive Retirement Plan to eligible executives who are unable to earn the maximum supplemental benefit by retirement at or after age 65 because the executive was hired by the Company after age 35. The past service benefit would add an additional benefit of 1 percent of the difference between covered compensation at retirement and earnings at the time of joining the Company ("first year earnings") for each year of service less than 30 years. Messrs. Shannon and Spooner are currently subject to these provisions and their first year earnings and estimated years of service creditable as past service are as follows: Mr. Shannon, $215,682 with 13.12 years; Mr. Spooner $365,000 with 12.93 years.

Applicable approximate covered compensation and credited years of service as of December 31, 1996 for the combined pensions and supplemental executive retirement benefits for the individuals named in the Summary Compensation Table at page 14 hereof are as follows: Mr. Schuman, $742,405 with 39.2 years; Mr. Shannon, $599,120 with 12 years; Mr. Spooner, $476,358 with 2 years; Mr. Carlson, $372,531 with 30.5 years; and Mr. McCarty, $316,273 with 33.9 years.

Covered compensation is based on the executive officer's average annual earnings during the five continuous years of highest earnings. In general, there is no material variation between compensation used to determine covered compensation and the base salary and bonus compensation of executive officers as reported in the Summary Compensation Table at page 14 hereof.

DIRECTOR REMUNERATION

The Board's Governance Committee annually reviews the compensation policies for its outside directors and makes a recommendation to the Board of Directors. The review takes into consideration the fact that Board compensation should align the interest of directors with that of the shareholders and assure that directors are adequately and competitively compensated for their time and effort. In terms of competitive practice, the Committee looks at national data of public companies in the size range similar to that of the Company. Directors who are also Company employees receive no separate remuneration for Board service.

The following description of compensation for non-employee directors addresses compensation programs as of the date of this Proxy Statement. The Board is recommending for approval by the stockholders at this Annual Meeting of Stockholders certain changes to compensation programs for non-employee directors. The proposed changes are summarized under the heading "Proposal to Adopt the 1997 Non-Employee Director Deferred Compensation Plan" located at pages 27 to 31 hereof.

Members of the Board of Directors who are not employees of the Company are paid an annual retainer of $22,000 and an attendance fee of $1,000 for each Board or committee meeting they attend. Committee chairs each receive an additional fee of $4,500 per annum.

Each non-employee director participates in the Company's Non-Employee Director Stock-For-Retainer Plan under which 75% of earned annual retainer is paid in Common Stock as of December 31 and the remaining 25% is paid quarterly in cash.

Under a deferred compensation plan, non-employee directors may elect to defer some, or all, of the cash portion of their directors fees until a future date or until occurrence of specified events. Amounts deferred are not subject to federal income tax until received by the participant and are commingled with the Company's general operating funds and earn interest at market rates.

Following termination as a member of the Board of Directors for any reason, a non-employee director who has completed at least three years of service as a Board member (or in the case of a deceased director, his or her beneficiary) is entitled, under the Company's Non-Employee Directors' Retirement Plan, to an annual fee equal to the amount paid as an annual retainer to active non-employee directors at the date of the termination. Non-employee directors first elected to the Board prior to March, 1982 are entitled to the same fee, but such fee shall be adjusted to equal the annual fee payable from time to time to active non-employee directors. The annual fee in each case is payable for a term equal to the period of such director's service on the Board up to a maximum of fifteen years, and is contingent upon the director not engaging in any activity competitive to the Company's business.

Each non-employee director participates in a Company-provided insurance package which provides $75,000 group term life insurance and $75,000 accidental death and dismemberment coverage. Each such director also has $50,000 accident coverage while traveling on Company business.

Each non-employee director participates in the Company's 1995 Non-Employee Director Stock Option Plan. Under that Plan, each such director elected at an annual meeting of stockholders to a full three-year term receives a non-statutory option to purchase 6,000 shares of Common Stock at the fair market value of the Common Stock on such date. The option becomes exercisable, on a cumulative basis, as to 2,000 shares on each of the next three subsequent annual meetings of stockholders. A director elected or appointed to less than a full three-year term receives a pro rated grant. In the event a director ceases to serve due to death or disability, all shares subject to the option become immediately exercisable.

An option may be exercised for a period of ten years from grant. However, in the event the director ceases to be a director due to death or disability, or for any other reason, the exercise period is shortened to the lesser of five years from such date or the expiration of the original term.

                              CERTAIN TRANSACTIONS

The Company and Henkel KGaA ("Henkel") each have a 50% economic interest in a joint venture engaged in industrial and institutional cleaning and sanitizing businesses throughout Europe ("Joint Venture"). Neither partner may transfer its interest without the other's consent. Henkel, by virtue of a tie-breaking vote on certain operational matters, may control the day-to-day operations of the Joint Venture. Strategic decisions concerning the Joint Venture require the agreement of the Company and Henkel. The Company and Henkel are equally represented on the governing board for the Joint Venture. Messrs. Schuman, Shannon and Schulz are members of such governing board. The Company includes the operations of the Joint Venture in its financial statements using the equity method of accounting.

While the Joint Venture has its own manufacturing, training and research and development facilities, it also has access to the basic technology of both the Company and Henkel for which it pays each company an equal royalty based on net sales. The Joint Venture operates on a stand alone basis but obtains certain administrative support from Henkel and its affiliates and acquires certain products from the Company and Henkel as well as from third parties. All such royalties and prices for administrative services and products are based on arm's length negotiations.

As part of the 1991 transaction with Henkel in which the Joint Venture was formed, the Company, as described under the heading "Company Transactions" on page 21, acquired Henkel businesses in 19 countries outside of Europe. The Company also acquired options, exercisable through July 11, 2001, to acquire Henkel's interest in cleaning and sanitizing businesses in certain other countries at formula prices, in general, based on earnings of the businesses. Options to acquire such businesses remain for Japan and Korea.

Mr. Schulz is an Executive Vice President of Henkel and Mr. Woeste is Chairman of the Shareholder's Committee and the Supervisory Board of Henkel. As of March 18, 1997, Henkel and its affiliates owned approximately 15.47 million shares of the Company's Common Stock as set forth in the table of Security Ownership of Certain Beneficial Owners located on page 2 hereof.

Henkel's equity ownership in the Company is subject to an agreement ("Stockholder's Agreement") containing certain restrictions pertaining to, among other things, maximum shareholding, transfer and voting rights. Generally, the Stockholder's Agreement terminates on June 26, 2009. During the year second preceding such date, Henkel and the Company will commence negotiations for an extension of the term. If an agreement to extend such term is not reached, Henkel would have the right, and in certain circumstances the obligation, to purchase the Company's interest in the Joint Venture. The purchase price shall be paid by Henkel in the Company's Common Stock owned by it, with any excess price payable in cash. If the value of Henkel's Common Stock ownership exceeds the purchase price, then the Company may acquire such remaining Common Stock at market value. After any such purchase, the Stockholder's Agreement would remain in effect for an additional two years. In addition, the Stockholder's Agreement provides that if the Joint Venture is terminated or Henkel owns less than one percent of the Company's Common Stock, the Stockholder's Agreement will terminate two years after the later of such events.

Pursuant to the Stockholder's Agreement, Henkel is precluded from acquiring more than 26% of the Company's outstanding Common Stock prior to July 11, 2000 and 30% thereafter or from acting, alone or in concert with others, to control or influence the Company. Henkel may sell its shares of the Company's Common Stock under certain conditions specified in the Stockholder's Agreement subject to the Company's right of first refusal. In addition, Henkel has agreed to vote its shares, in the case of election of directors of the Company or certain stockholder proposals, in accordance with the recommendation or directions of the Board. In all other cases, except with respect to certain "strategic transactions," Henkel may vote, at its option, either in accordance with the recommendation of the Board or pro rata in the same manner and proportion that votes of the stockholders of the Company (other than Henkel and officers or directors of the Company) have been cast. Any vote with respect to

"strategic transactions" (among other things, a disposition, recapitalization or dissolution of the Company, a change in the Company's Restated Certificate of Incorporation or other transaction which could have a material effect upon Henkel's investment in the Common Stock) may be cast at Henkel's sole discretion. Henkel also is entitled to designate nominees for election to the Company's Board of Directors proportionate to the percentage of its holding of voting securities in the Company (rounded to the nearest whole number). Further information concerning Henkel directorships is found at page 5 hereof under the heading "Election of Directors."

                              COMPANY TRANSACTIONS

During 1996, the Company sold products and services in the amount of approximately $2,581,000 to Henkel or its affiliates, and purchased products and services in the amount of approximately $3,541,000 from Henkel or its affiliates. The sales were made at prices comparable to prices charged to other customers and the Company believes that the amounts paid for products and services purchased were comparable with prices charged by other suppliers for similar products.

In 1991, as part of the transaction with Henkel in which the Joint Venture was formed, the Company acquired Henkel's industrial and institutional cleaning and sanitizing businesses in 19 countries outside of Europe. The Company received the right, in return for the annual payment of 2.5 million Deutsche marks (approximately $1,700,000), to have access to certain technology of Henkel which is relevant to most of the Company's businesses. The payment obligation has been extended to continue until 1999 and was determined through arm's length negotiation. In addition, pursuant to options granted to the Company by Henkel as part of the 1991 transaction, and described under the heading "Certain Transactions" on page 20 hereof, the Company has acquired additional non-European businesses from Henkel, including in some cases from joint ventures controlled by Henkel. During 1996 and early 1997, the Company acquired Henkel cleaning and sanitizing businesses in China, Morocco, Kenya and Tanzania for a purchase price aggregating approximately $5 million. The businesses acquired from Henkel obtain certain administrative services and products from Henkel. These arrangements were determined through arm's length negotiations as part of the overall 1991 transaction with Henkel or as a part of the arrangements under which they were purchased pursuant to the options described above. During 1996, the non-European businesses paid Henkel or its affiliates approximately $1,280,000 for administrative services and approximately $3,208,000 for products under supply arrangements.

                PROPOSAL TO ADOPT THE 1997 STOCK INCENTIVE PLAN

INTRODUCTION

On December 16, 1996, the Board of Directors adopted, subject to stockholder approval, the Ecolab Inc. 1997 Stock Incentive Plan (the "1997 Plan"), which provides for awards to eligible recipients of (i) options to purchase Common Stock that qualify as "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options to purchase Common Stock that do not qualify as Incentive Options ("Non-Statutory Options"); (iii) awards of shares of Common Stock that are subject to certain forfeiture and transferability restrictions ("Restricted Stock Awards"); and (iv) awards of Common Stock which are not subject to forfeiture provisions but which may, but need not be, subject to certain other conditions ("Performance Stock Awards"). Incentive Options and Non-Statutory Options are collectively referred to herein as "Options," and Options, Restricted Stock Awards and Performance Stock Awards are collectively referred to herein as "Incentive Awards."

The purpose of the 1997 Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives. The major features of the 1997 Plan are summarized below, which summary is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which may be obtained from the Company.

SUMMARY OF THE 1997 PLAN

GENERAL. All employees (including, without limitation, officers and directors who are also employees), and non-employee consultants and advisors of the Company or any subsidiary of the Company, who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its subsidiaries will be eligible to participate in the 1997 Plan, except that Incentive Options may not be granted to non-employees.

Subject to adjustment as described below, the maximum number of shares reserved for issuance under the 1997 Plan is 3,000,000 shares of Common Stock. Shares of Common Stock that are issued under the 1997 Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for use under the 1997 Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason terminates unexercised or unvested, and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any other form other than shares of Common Stock, will automatically again become available for issuance under the 1997 Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award under the 1997 Plan will not, however, become available for further use under the 1997 Plan. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the 1997 Plan provides that appropriate adjustment will be made as to the number and kind of securities available for issuance under the 1997 Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding Incentive Awards.

ADMINISTRATION. The 1997 Plan will be administered by the Board or by a committee of the Board. Any such committee will consist of not less than two members of the Board, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. The Board of Directors or committee, if established, are referred to as the "Committee." In accordance with and subject to the terms of the 1997 Plan, the Committee has the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable, including, the eligible recipients who will be granted one or more Incentive Awards under the 1997 Plan ("Participants"), the nature and extent of the Incentive Awards to be made to each Participant, the time or times when Incentive Awards will be granted, the duration of each Incentive Award, and the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee has the authority to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

Unless terminated earlier, the 1997 Plan will terminate at midnight on June 30, 2003. Incentive Awards outstanding at the time the 1997 Plan is terminated may continue to be exercised, or become free of restriction, in accordance with their terms. The Board may suspend or terminate the 1997 Plan or any portion thereof at any time. The Board may amend the 1997 Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the 1997 Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the 1997 Plan will be effective without the approval of the Company's stockholders if such approval is then required pursuant to Section 422 of the Code or the rules of the New York Stock Exchange. No termination, suspension or amendment of the 1997 Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant, except for adjustments in the event of changes in capitalization or a

Change in Control of the Company as provided in the 1997 Plan. No right or interest in any Incentive Award may be assigned or transferred by a Participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.

OPTIONS. The exercise price to be paid by a Participant at the time an Option is exercised may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant. "Fair Market Value" under the 1997 Plan means the average of the reported high and low sale prices of the Common Stock quoted in THE WALL STREET JOURNAL reports of the New York Stock Exchange-Composite Transactions as of a specified date. The Committee may grant an Option with an exercise price above Fair Market Value.

No Participant in the 1997 Plan may be granted any Options, or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 800,000 shares of Common Stock in the aggregate during any 48-month period (subject to adjustment, as set forth above).

Payment of an option exercise price may be made either in cash or by transfer of shares of Common Stock (either previously owned by the Participant or to be acquired upon Option exercise), by delivery of a broker exercise notice (pursuant to which the broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the Company) or by a combination of such methods, subject to the right of the Committee to reject a Participant's election to pay the option exercise price with previously acquired shares or pursuant to a broker exercise notice.

Options may be exercised in whole or in installments, as determined by the Committee, and the Committee may impose conditions or restrictions to the exercisability of an Option, including, but not limited to, performance goals or criteria. Except as provided below under the heading "Effect of Termination of Employment or Other Service," an Option may not be exercisable prior to six months from its date of grant and an Option will terminate if a Participant's employment or service to the Company is terminated.

RESTRICTED STOCK AWARDS. A Restricted Stock Award is an award of Common Stock that vests at such times and in such installments as may be determined by the Committee and, until it vests, is subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of Restricted Stock Awards as it deems appropriate, including that the Participant remain in the continuous employ or service of the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy certain performance goals or criteria. Generally, no Restricted Stock Award may vest prior to six months from its date of grant.

Unless the Committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In addition, the Committee may require that, unless the Participant elects otherwise, regular quarterly cash dividends paid with respect to shares of Common Stock subject to a portion of a Restricted Stock Award that has not vested will be reinvested in shares of Common Stock in accordance with the Company's regular dividend reinvestment plan.

PERFORMANCE STOCK AWARDS. A Performance Stock Award is an award of Common Stock that is not subject to risk of forfeiture. A Performance Stock Award may be awarded on such terms and conditions as the Committee may specify, and may be granted without any restrictions on the underlying Common Stock, or with restrictions on transferability on the underlying Common Stock.

CHANGE IN CONTROL OF THE COMPANY. In the event a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either at the time of the grant of the Incentive Award or at any time after such grant, all Options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms; all outstanding Restricted Stock Awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and any transfer restrictions with respect to Performance Stock Awards will lapse. In addition, the Committee in its sole discretion may determine that some or all Participants holding outstanding Options will receive cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control over the exercise price per share of the Options.

For purposes of the 1997 Plan, a "Change in Control of the Company" has the meaning given it in footnote 4 to the Summary Compensation Table found on page 14 of this Proxy Statement.

EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE. If a Participant ceases to be employed by the Company and all subsidiaries ("Termination of Employment"), all Incentive Awards held by the Participant will terminate as set forth below unless modified by the Committee in its discretion as set forth below.

Upon Termination of Employment due to death or disability, all outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of five years (but in no event after the expiration date of the Option), all Restricted Stock Awards then held by the Participant will become fully vested and any assignment or transfer restrictions with respect to outstanding Performance Stock Awards will lapse.

Upon Termination of Employment due to retirement, all outstanding Options then held by the Participant will remain exercisable in full to the extent exercisable as of such termination for a period of five years after such termination (but in no event after the expiration date of any such Option), all unvested Restricted Stock Awards then held by the Participant will be terminated and forfeited and any assignment or transfer restrictions with respect to Performance Stock Awards that have not lapsed will continue in effect in accordance with their terms unless otherwise provided in the award agreement evidencing such Performance Stock Awards.

Upon Termination of Employment for any reason other than death, disability or retirement, all rights of the Participant under the 1997 Plan and any award agreements will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable, all unvested Restricted Stock Awards will be terminated and forfeited, and any assignment or transfer restrictions with respect to Performance Stock Awards that have not lapsed will continue in effect in accordance with their terms unless otherwise provided in the award agreement evidencing such Performance Stock Awards; provided, however, that if a termination is for any reason other than cause, all outstanding Options then held by the Participant will remain exercisable to the extent exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such Option). A non-employee consultant or advisor will not be deemed to have incurred a Termination of Employment if he or she moves directly from the status of consultant or advisor to that of an employee of the Company or a subsidiary.

The Committee may at any time, including following Termination of Employment or other service, cause Options held by the Participant to become or continue to become exercisable, and cause Restricted Stock Awards and Performance Stock Awards to vest or continue to vest or become free of restrictions following Termination of Employment, but no Incentive Award may remain exercisable or continue to vest for a period ending the earlier of the expiration date of the Incentive Award or two years beyond the date the Incentive Award would have terminated but for such modification.

FEDERAL INCOME TAX CONSEQUENCES

The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual Participant who receives an Incentive Award.

INCENTIVE OPTIONS. There will not be any federal income tax consequences to either the Participant or the Company as a result of the grant to an employee of an Incentive Option under the 1997 Plan.

The exercise by a Participant of an Incentive Option also will not result in any federal income tax consequences to the Company or the Participant, except that
(i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the amount paid for the shares by the Participant will be includable in the Participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

If the Participant disposes of the Incentive Option shares acquired upon exercise of the Incentive Option, the federal income tax consequences will depend upon how long the Participant has held the shares. If the Participant does not dispose of the shares within two years after the Incentive Option was granted, or within one year after the Participant exercised the Incentive Option and the shares were transferred to the Participant, then the Participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the Participant realized on disposition of the shares, and (ii) the option price at which the Participant acquired the shares. The Company is not entitled to any compensation expense deduction under these circumstances.

If the Participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the Participant will be required to report as ordinary income, in the year the Participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the Participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

NON-STATUTORY OPTIONS. Neither the Participant nor the Company incurs any federal income tax consequences as a result of the grant of a Non-Statutory Option. Upon exercise of a Non-Statutory Option, a Participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Statutory Option, any gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the sale or disposition occurs more than one year after the date of exercise and short-term capital gain or loss if the sale or disposition occurs one year or less after the date of exercise.

In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Option for any amounts includable in the taxable income of the Participant as ordinary income, provided the Company complies with any applicable withholding requirements.

RESTRICTED STOCK AWARDS. With respect to shares issued pursuant to a Restricted Stock Award that are subject to a substantial risk of forfeiture, a Participant may file an election under Section 83(b) of the Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). The Company will receive a corresponding tax deduction, provided that proper withholding is made. If a Section 83(b) election is made, the Participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the Restricted Stock Award.

A Participant who does not make a Section 83(b) election within 30 days of the transfer of a Restricted Stock Award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. The Company will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Restricted Stock Award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

PERFORMANCE STOCK AWARDS. With respect to shares issued pursuant to a Performance Stock Award, a Participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. The Company will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Performance Stock Award, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

EXCISE TAX ON PARACHUTE PAYMENTS. The Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of Options, or the vesting of Restricted Stock Awards, upon a Change in Control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."

INCENTIVE AWARDS UNDER THE 1997 PLAN

As of the date of this Proxy Statement, the Committee has not approved any awards under the 1997 Plan. Neither the number nor types of future 1997 Plan awards to be received by or allocated to particular Participants or groups of Participants is presently determinable; however, no Participant may receive Options, or any other Incentive Awards with a value based solely on an increase in the value of Common Stock after the date of grant, relating to more than 800,000 shares of Common Stock in the aggregate during any 48-month period (subject to adjustment, as set forth above).

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors recommends that the stockholders vote FOR approval of the 1997 Plan. The affirmative vote of a majority of the total votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary for approval. In accordance with the By-Laws of the Company, shares represented by a limited proxy (i.e., a broker non-vote) or represented by a proxy with instructions to abstain will not be counted as a vote cast for purposes of calculating votes for or against adoption of the 1997 Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the 1997 Plan. Incentive Awards will not be granted under the 1997 Plan if the 1997 Plan is not approved by the stockholders.

                PROPOSAL TO ADOPT THE 1997 NON-EMPLOYEE DIRECTOR
                           DEFERRED COMPENSATION PLAN

INTRODUCTION

On December 16, 1996, the Board of Directors of the Company adopted the 1997 Non-Employee Director Deferred Compensation Plan (the "New Director Plan"), subject to approval by the Company's stockholders.

The New Director Plan will provide non-employee directors of the Company ("Qualified Directors") with the following benefits which affect the Company's existing cash-based Non-Employee Directors' Retirement Plan (the "Director Retirement Plan") and certain insurance benefits, both affected benefits being described more fully under the heading "Director Remuneration" on page 19 of this Proxy Statement.

    - Qualified Directors who are currently on the Board will have the opportunity, on a one-time basis, to convert (the "Conversion Deferral") their existing accrued benefits under the Director Retirement Plan to balances in phantom stock accounts established under the New Director Plan (the "Share Accounts"). The election to convert must be made no later than April 30, 1997.

    - Qualified Directors who make such Conversion Deferrals, as well as individuals who first become Qualified Directors at or after such time as the New Director Plan is approved by the Company's stockholders (the "Effective Time"), will no longer participate in the cash-based Director Retirement Plan or in a $75,000 term life policy sponsored by the Company. Instead, such Qualified Directors will receive ongoing periodic credits to their Share Accounts (the "Periodic Deferrals"). With the assistance of its compensation consultant, the Board has fixed the value of the Periodic Deferrals as of the Effective Time at a level to approximate the value of the cash-based benefits they would replace. Following the Effective Time, the Director Retirement Plan and the $75,000 life insurance program will terminate, except for current Qualified Directors who elect not to make the Conversion Deferral. Directors who are currently retired and receiving payments under the Director Retirement Plan will not be affected by the changes described herein and will continue to receive retirement payments.

In addition, the New Director Plan will provide Qualified Directors with the following:

    - Qualified Directors (whether elected as such before or after the Effective
      Time) will receive 50 percent of their then current retainer in the form of credits to their Share Accounts (the "Retainer Deferrals"). As of the Effective Time, the current Stock-for-Retainer Plan, which is described more fully under the heading "Director Remuneration" on page 19 of this Proxy Statement, will be terminated.

    - Qualified Directors (whether elected as such before or after the Effective
      Time) will have the opportunity to defer receipt of the remainder of their cash director compensation through credits to an interest bearing account established under the New Director Plan (the "Cash Account") or to their Share Accounts (the "Other Compensation Deferrals"). The Company has previously offered its Qualified Directors the opportunity of deferring cash director compensation into an interest bearing account, but the New Director Plan will provide the additional option of deferring into the Share Account.

The Board believes that by providing for equity-based compensation in lieu of cash-based retirement and insurance compensation, and by providing an opportunity for Qualified Directors to defer up to 100 percent of their cash compensation into the equity-based Share Account, the compensation program for non-employee directors will be more closely tied to the interests of the stockholders and will better represent principles of sound Board compensation.

GENERAL

Subject to adjustment, as described in the next sentence, the maximum number of shares reserved for issuance under the New Director Plan is 125,000 shares of Common Stock. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the New Director Plan provides that appropriate adjustment will be made to the Share Accounts and to the number and kind of securities available for issuance under the New Director Plan.

ADMINISTRATION

The New Director Plan will be administered by a Board committee designated by the Board (initially the Governance Committee) which may in turn delegate certain duties to a named person. Such committee or person is referred to as the "Administrator."

The Administrator may make, modify and rescind such rules, policies, practices or procedures (the "Plan Rules") and make such determinations as the Administrator determines to be necessary or advisable in connection with the administration of the New Director Plan.

The Company reserves the right at any time to amend or terminate the New Director Plan. Upon the termination of the New Director Plan, any benefits to which participants in the New Director Plan (the "Participants") have become entitled prior to the effective date of the termination will continue to be paid in accordance with the provisions of the New Director Plan.

DEFERRAL CREDITS

    CONVERSION DEFERRALS

    Each current Qualified Director is eligible to elect to convert his or her accrued benefit under the Director Retirement Plan to a balance in his or her Share Account. The Share Account of a Qualified Director who makes such an election will be credited with the number of Share Units (each of which represents the equivalent of one share of Common Stock) determined by dividing the entire accrued benefit of such Qualified Director under the Director Retirement Plan based on Board service to the Effective Time (as calculated by the Company's compensation consulting firm) by the average of the Market Price for the period from February 7, 1997 through May 8, 1997 and rounding such amount up to the next highest multiple of 50. Each Qualified Director who elects to make a Conversion Deferral will no longer be eligible to participate in, or to receive any benefit pursuant to, the Director Retirement Plan or the Company-sponsored $75,000 life insurance program for non-employee directors. For purposes of the New Director Plan, the term "Market Price" will mean the closing sale price for a share of Common Stock on a specified date as quoted in THE WALL STREET JOURNAL reports of the New York Stock Exchange--Composite Transactions. As of March 18, 1997, such closing sale price was $38.00.

    PERIODIC DEFERRALS

    On a quarterly basis, the Share Account of each Qualified Director who has elected to make a Conversion Deferral or who first becomes a Qualified Director at or after the Effective Time will be credited with the number of Share Units equal to the number that results from (i) dividing $11,500 by the average of the Market Price for the period from February 7, 1997 through May 8, 1997 (rounded up to the next highest multiple of 25), and (ii) dividing such amount by four. The number of Share Units will be prorated if a director serves less than the full quarter.

    RETAINER DEFERRALS

    On a quarterly basis, the Share Account of each Qualified Director will be credited with the number of Share Units determined by dividing an amount equal to 50 percent of the retainer payable to Qualified Directors for such calendar quarter (as such retainer may be fixed from time to time by the Board of Directors) by the Market Price on the date as of which such credit is made. The number of Share Units will be prorated if a director serves less than the full quarter.

    OTHER COMPENSATION DEFERRALS

    Each Qualified Director may elect to defer into either the Cash or Share Account any of the remaining portion of his or her director cash compensation relating to his or her services during a calendar year.

EARNINGS CREDITS

A Participant's Cash Account will be credited with interest, calculated on the basis of the balance in the Participant's Cash Account on the first day of each month of the immediately preceding calendar quarter, at the Prime Rate of a reference bank as in effect on the first day of each such month. A Participant's Share Account will be credited with dividend equivalents, based on the amount of dividends that would have been payable to the Participant if the number of Share Units credited to the Participant's Share Account on the record date for such dividend payment had then been shares of Common Stock.

DISTRIBUTIONS

    GENERAL RULES

    Distributions of a Participant's Cash and Share Account will be made or commence following the date on which the Participant ceases to be a member of the Board. Distributions will be made in the form of a lump sum payment unless the Participant elects, on a properly completed form and in accordance with Plan Rules, to receive his or her distribution in the form of annual installment payments for a period of not more than 10 years. In the event of a Participant's death, distributions will be made in a lump sum payment whether or not payments have already commenced in the form of installments. Any distribution from a Participant's Cash Account will be made in cash only, and any distribution from a Participant's Share Account will be made in shares of Common Stock only.

    SPECIAL RULES

    In certain circumstances, special distribution rules will apply, provided that, prior to the time that a Participant ceases to be a member of the Board, the special distribution rules regarding unforeseeable emergency distributions or accelerated distributions will only apply with respect to amounts credited to a Participant's Share and Cash Accounts pursuant to Retainer Deferrals and Other Compensation Deferrals. Any distribution from a Participant's Cash Account will be made in cash only, and any distribution from a Participant's Share Account will be made in shares of Common Stock.

    UNFORESEEABLE EMERGENCY. A distribution will be made to a Participant from his or her Share and Cash Accounts in the form of a lump sum payment if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an unanticipated emergency that is caused by an event beyond the Participant's control resulting in a severe financial hardship that cannot be satisfied through other means.

    FORFEITURE PROVISIONS. The Company will not be obligated to pay or provide to a Participant any future benefits under the New Director Plan which are attributable to Conversion Deferrals and Periodic Deferrals if the Board determines that such Participant has engaged in an activity that is competitive or materially detrimental to the Company's business.

    ACCELERATED DISTRIBUTIONS. A Participant may, at any time, elect an immediate lump sum distribution of his or her Share and Cash Accounts in an amount equal to 90 percent of the balance of such Accounts as of the date of the distribution, in which case the remaining balance of such Accounts will be forfeited.

SOURCE OF PAYMENTS; NATURE OF INTERESTS

The New Director Plan is unfunded for tax purposes. All benefits and costs under the New Director Plan will be paid from the Company's general assets, and the rights of Participants to receive benefits will be no greater than that of any unsecured general creditor of the Company. The Company may also establish a trust with an independent corporate trustee for the purpose of paying such benefits. The benefits payable under the New Director Plan may not be sold, transferred, assigned, pledged, encumbered or subjected to any charge or legal process.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

A Participant's election to make a Conversion Deferral, Periodic Deferral, Retainer Deferral or Other Compensation Deferral (collectively, a "Deferral") pursuant to the New Director Plan will not be a taxable event for federal income tax purposes. A Participant will generally not recognize taxable income until he or she receives distributions of cash or shares of Common Stock. A Participant will generally recognize capital gain or loss upon a subsequent taxable sale or disposition of any Common Stock received under the New Director Plan. The capital gain or loss will be long-term capital gain or loss if the Director's holding period of the stock is longer than one year and will be short-term capital gain or loss if the stock was held for one year or less.

In general, the Company will be entitled to a compensation expense deduction for any amounts includable in the taxable income of a Participant as ordinary income, provided the Company complies with any applicable withholding requirements.

DEFERRALS UNDER THE NEW DIRECTOR PLAN

As of the date of this Proxy Statement, no Deferrals have been made under the New Director Plan. If the New Director Plan is approved by the Company's stockholders, and assuming that each Qualified Director who is a nominee for re-election is re-elected at the Annual Meeting and that each Qualified Director elects to make Conversion Deferrals, the amount of the Deferrals (at the current level of the retainer) for the Qualified Directors as a group for the first twelve months following the Effective Time is set forth in the table below. These amounts are expressed both in terms of the dollar amount of such Deferrals and, as explained in the footnotes to the table, an assumed number of Share Units that would be credited as a result of such Deferrals.

                               NEW PLAN BENEFITS

                                    1997 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
-----------------------------------------------------------------------------------------------------------------------------

                              CONVERSION DEFERRALS                PERIODIC DEFERRALS                RETAINER DEFERRALS
                        -----------------------------------------------------------------------------------------------------
                         DOLLAR VALUE    NUMBER OF SHARE   DOLLAR VALUE    NUMBER OF SHARE   DOLLAR VALUE    NUMBER OF SHARE
  NAME AND POSITION           ($)            UNITS(1)           ($)           UNITS(2)            ($)           UNITS(3)
-----------------------------------------------------------------------------------------------------------------------------
Qualified Directors as
 a Group (11
 individuals)           $     1,159,026         30,750     $     126,500          3,575      $     121,000          3,190

(1) The number of Share Units in this column of the table is the aggregate of each Qualified Director's Conversion Deferral dollar amount divided by the Market Price of the Common Stock on March 18, 1997 rounded to the next highest multiple of 50. The actual number of Share Units will be similarly calculated but will be based on the average Market Price of the Common Stock for the period February 7, 1997 through May 8, 1997. The Conversion Deferrals occur only once and the number of Share Units will be different for each Qualified Director based upon the Qualified Director's accrued benefit under the Retirement Plan.

(2) The number of Share Units in this column of the table is the aggregate of each Qualified Director's Periodic Deferral dollar amount of $11,500 divided by the Market Price of the Common Stock on March 18, 1997 rounded to the next highest multiple of 25. The actual number of Share Units will be similarly calculated but will be based on the average Market Price of the Common Stock for the period February 7, 1997 through May 8, 1997. Such number will thereafter be fixed at that level, one fourth of which will be credited each calendar quarter. The number of Share Units granted annually pursuant to Periodic Deferrals will be the same for each Qualified Director.

(3) The number of Share Units in this column of the table is based on the aggregate of each Qualified Director's Retainer Deferral dollar amount of $11,000 (which is 50 percent of the current retainer) divided by the Market Price of the Common Stock on March 18, 1997. The actual number of Share Units for a full year will be based on 50 percent of the then current retainer amount (credited pro rata in quarterly installments) divided by the Market Price of the Common Stock at the end of each calendar quarter. The number of Share Units granted annually pursuant to Retainer Deferrals will be the same for each Qualified Director.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors recommends that the stockholders vote FOR approval of the New Director Plan. The affirmative vote of a majority of the total votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary for approval. In accordance with the By-Laws of the Company, shares represented by a limited proxy (i.e., a broker non-vote) or represented by a proxy with instructions to abstain will not be counted as a vote cast for purposes of calculating votes for or against adoption of the New Director Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the New Director Plan.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Upon the recommendation of its Audit Committee, the Board of Directors has appointed Coopers & Lybrand L.L.P. as independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1997, and to perform other appropriate audit, accounting and consulting services. Coopers & Lybrand L.L.P. has served as independent accountants for the Company since 1970. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Under the laws of the State of Delaware, stockholder ratification of the appointment of independent accountants is not required. However, the Company deems it advisable to submit the appointment of Coopers & Lybrand L.L.P. for stockholder consideration and ratification.

The Board of Directors recommends a vote FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company. In accordance with the By-Laws of the Company, abstentions will not be counted as votes cast for purposes of calculating votes for or against ratification of the appointment of Coopers & Lybrand L.L.P. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment. If the appointment is not ratified, the Board of Directors will reconsider the matter.

                                 OTHER MATTERS

FUTURE STOCKHOLDER PROPOSALS

Any stockholder proposal to be considered by the Company for inclusion in the Proxy Statement and form of proxy for the Annual Meeting of Stockholders in respect of the year ending December 31, 1997, scheduled to be held on May 8, 1998, must be received by the Secretary of the Company at the Company's principal executive offices located at the address found at the top of page 1, no later than November 29, 1997.

Stockholder proposals not included in a proxy statement for an annual meeting must comply with advance notice procedures set forth in the By-Laws of the Company (which procedures include both timing and informational content requirements) in order to be properly brought before that Annual Meeting of Stockholders. In addition, notice of proposed stockholder nominations for the election of directors at an annual meeting must be given in accordance with similar notice procedures set forth in the By-Laws of the Company. In general the advance notice procedures require that written notice of a stockholder proposal or a director nomination be delivered to the Secretary of the Company not less than 90 days nor more than 135 days prior to the anniversary date of the preceding Annual Meeting of Stockholders.

If the presiding officer of the Annual Meeting of Stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions such business shall not be transacted or such defective nomination shall be disregarded. A copy of the By-Law provisions governing these procedures may be obtained by writing to the Secretary of the Corporation at the Company's principal executive offices at the address found at the top of page 1.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors and management do not intend to present, and have no knowledge that other persons will present, any matters at the meeting in addition to those described herein. Should any other matters properly come before the meeting which call for a vote of the stockholders, the persons named in the accompanying proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          KENNETH A. IVERSON,
                                          Vice President and Secretary
March 28, 1997

[RECYCLE LOGO]        RECYCLED PAPER WITH A MINIMUM
                      OF 10% POST CONSUMER WASTE.

                                 P R O X Y
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                ECOLAB INC.

                      ANNUAL MEETING OF STOCKHOLDERS
                               MAY 9, 1997

The undersigned hereby appoints Allan L. Schuman and Kenneth A. Iverson, or either of them, with full power of substitution to each as proxies to represent the undersigned at the Annual Meeting of Stockholders of Ecolab Inc., to be held at the McKnight Theatre in The Ordway Music Theatre, 345 Washington Street, St. Paul, Minnesota on Friday, May 9, 1997 at
10:00 a.m. and at any adjournment(s) thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the Proxy Statement, and in their discretion, upon any other matters that may properly come before the meeting.

Election of Directors:
Nominees:  R.S. Block, R.G. Cleary, A.L. Schuman, M.E. Shannon

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE TABULATOR CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                          SEE REVERSE SIDE

/X/ PLEASE MARK YOUR VOTES AS IN
    THIS EXAMPLE.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
--------------------------------------------------------------------------
DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2, 3, AND 4.
--------------------------------------------------------------------------
                                     FOR   WITHHELD
1. Election of 4 Directors.          / /     / /
   (see reverse)

For all except the following nominee(s):

----------------------------------------------------
--------------------------------------------------------------------------
                                     FOR   AGAINST   ABSTAIN
2. Approval of 1997 Stock            / /     / /        / /
   Incentive Plan.

--------------------------------------------------------------------------
                                     FOR   AGAINST   ABSTAIN
3. Approval of 1997 Non-Employee     / /     / /        / /
   Director Deferred Compensation
   Plan.

--------------------------------------------------------------------------
                                     FOR   AGAINST   ABSTAIN
4. Ratify appointment of             / /     / /        / /
   independent accountants.


Please sign name(s) exactly as printed hereon. Joint owners should each sign. In signing as attorney, administrator, executor, guardian or trustee, please give full title as such.


--------------------------------------------------------------------------
 SIGNATURE(S)                                         DATE

                                     ECOLAB INC.

                              1997 STOCK INCENTIVE PLAN




1.  PURPOSE OF PLAN.

    The purpose of the Ecolab Inc. 1997 Stock Incentive Plan (the "Plan") is to advance the interests of Ecolab Inc. (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.


2.  DEFINITIONS.

    The following terms will have the meanings set forth below, unless the context clearly otherwise requires:



    2.1  "BOARD" means the Board of Directors of the Company.

    2.2 "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

    2.3 "CHANGE IN CONTROL" means an event described in Section 11.1 of the Plan.

    2.4  "CODE" means the Internal Revenue Code of 1986, as amended.

    2.5 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

    2.6 "COMMON STOCK" means the common stock of the Company, par value $1.00 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

    2.7 "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

    2.8 "ELIGIBLE RECIPIENTS" means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee consultants and advisors of the Company or any Subsidiary.

    2.9  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    2.10 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) the mean between the reported high and low sale prices of the Common Stock as quoted in the WALL STREET JOURNAL reports of the New York Stock Exchange - Composite Transactions.

    2.11 "INCENTIVE AWARD" means an Option, Restricted Stock Award or Performance Stock Award granted to an Eligible Recipient pursuant to the Plan.

    2.12 "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

    2.13 "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

    2.14  "OPTION" means an Incentive Stock Option or a Non-Statutory Stock
Option.

    2.15 "PARTICIPANT" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

    2.16 "PERFORMANCE STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan.

    2.17 "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

    2.18 "RESTRICTED STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

    2.19 "RETIREMENT" means termination of employment at an age and length of service such that the Participant would be eligible to an immediate commencement of benefit payments under the

Company's defined benefit pension plan available generally to its employees, whether or not such individual actually elects to commence such payments (provided that, if the Participant is not covered by the Company's defined benefit pension plan, attainment of the necessary age and length of service for immediate benefit commencement shall, for purposes of the Plan, be determined as to the Participant as if such Participant had been covered by such plan and had been credited with continuous (vesting) service pursuant to such plan rules (a) for the period of service such Participant was in the employ of the Company and any Subsidiary, and (b) with respect to a Participant who was in the employ of a corporation or other organization whose business was acquired by the Company or any Subsidiary, if (and only to the extent) specifically provided by the Committee, for the period of service such Participant was in the employ of such corporation or other organization prior to such acquisition).

    2.20  "SECURITIES ACT" means the Securities Act of 1933, as amended.

    2.21 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

    2.22 "TAX DATE" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.  PLAN ADMINISTRATION.

    3.1 THE COMMITTEE. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

    3.2  AUTHORITY OF THE COMMITTEE.

         (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following:
    (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

         (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect, that no amendment or modification of an outstanding Incentive Award (other than as may be required pursuant to Section 4.3 of the Plan) may decrease the per share exercise price of an Option below the Fair Market Value of the Common Stock on the date of grant, and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

         (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.  SHARES AVAILABLE FOR ISSUANCE.

    4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 3,000,000 shares of Common Stock. Notwithstanding any other provisions of the Plan to the contrary, no Participant in the Plan may be granted any Options or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 800,000 shares of Common Stock in the aggregate during any 48- month period (subject to adjustment as provided in Section 4.3 of the Plan). The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

    4.2 ACCOUNTING FOR INCENTIVE AWARDS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

    4.3 ADJUSTMENTS TO SHARES AND INCENTIVE AWARDS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Options.

5.  PARTICIPATION.

    Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more

Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.  OPTIONS.

    6.1 GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

    6.2 EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

    6.3 EXERCISABILITY AND DURATION. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable prior to six months (other than as provided in Section 9.1 of the Plan) or after 10 years from its date of grant.

    6.4 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares or by a combination of such methods.

    6.5 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in St. Paul, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.  RESTRICTED STOCK AWARDS.

    7.1 GRANT. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division or other subunit thereof) satisfy certain performance goals or criteria; provided, however, that other than as provided in Section 9.1 of the Plan, no Restricted Stock Award may vest prior to six months from its date of grant.

    7.2 RIGHTS AS A STOCKHOLDER; TRANSFERABILITY. Except as provided in Sections 7.1, 7.3 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

    7.3 DIVIDENDS AND DISTRIBUTIONS. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. The Committee, in an agreement evidencing a Restricted Stock Award, may require that, unless the Participant elects otherwise, regular quarterly cash dividends paid with respect to shares of Common Stock subject to a portion of the Restricted Stock Award that has not vested will be reinvested (and in such case Participants hereby consent to such reinvestment) in shares of Common Stock pursuant and in accordance with the Company's regular dividend reinvestment plan.

    7.4 ENFORCEMENT OF RESTRICTIONS. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

8.  PERFORMANCE STOCK AWARDS.

    An Eligible Recipient may be granted one or more Performance Stock Awards under the Plan, and such Performance Stock Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Performance Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Performance Stock Award as it deems appropriate, and may enforce such restrictions by any or all of the methods set forth in
Section 7.4 of the

Plan.

9.  EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

    9.1 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. In the event a Participant's employment with the Company and all Subsidiaries is terminated by reason of death or Disability:

         (a) All outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option);

         (b) All Restricted Stock Awards then held by the Participant will become fully vested; and

         (c) Any assignment or transfer restrictions with respect to Performance Stock Awards will lapse.

    9.2 Termination of Employment Due to Retirement. In the event a Participant's employment with the Company and all Subsidiaries is terminated by reason of Retirement:

         (a) All outstanding Options then held by the Participant will remain exercisable in full and will remain exercisable to the extent exercisable as of such termination for a period of five years after such termination (but in no event after the expiration date of any such Option);

         (b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

         (c) Any assignment or transfer restrictions with respect to Performance Stock Awards that have not lapsed will continue in effect in accordance with their terms unless otherwise provided in the agreement evidencing such Performance Stock Awards.

    9.3 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT.

         (a) In the event a Participant's employment is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and
    (i) no Options then held by the Participant will thereafter be exercisable,
    (ii) all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and (iii) any assignment or transfer restrictions with respect to Performance Stock Awards that have not lapsed will continue in effect in accordance with their terms unless otherwise provided in the agreement evidencing such Performance Stock Awards; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause," all outstanding Options then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option).

         (b) For purposes of this Section 9, "cause" (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

    9.4 TERMINATION OF SERVICE AS A NON-EMPLOYEE CONSULTANT OR ADVISOR. In the event a Participant's service as a non-employee consultant or advisor is terminated with the Company and all Subsidiaries for any reason, or a Participant is in the service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and (i) no Options then held by the Participant will thereafter be exercisable, (ii) all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and (iii) any assignment or transfer restrictions with respect to Performance Stock Awards that have not lapsed will continue in effect in accordance with their terms unless otherwise provided in the agreement evidencing such Performance Stock Awards; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for "cause" (as defined in Section 9.3(b) of the Plan), all outstanding Options then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option).

    9.5 MODIFICATION OF RIGHTS UPON TERMINATION. Notwithstanding the other provisions of this Section 9, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or other service, and Restricted Stock Awards and Performance Stock Awards then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or other service, in each case in the manner determined by the Committee; provided, however, that (a) no Incentive Award will become exercisable or vest prior to six months from its date of grant (unless such exercisability or vesting is by reason of death or Disability), and (b) no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this

Section 9.5 but in no event beyond its expiration date.

    9.6 BREACH OF CONFIDENTIALITY OR NONCOMPETE AGREEMENTS. Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant's employment or Other Service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

    9.7  DETERMINATION OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

         (a) The change in a Participant's status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant's employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

         (b) The change in a Participant's status from that of a non-employee consultant or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant's service as a non-employee consultant or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant's employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment.

         (c) Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment, as determined by the Committee in its sole discretion based upon such records.

    10.  PAYMENT OF WITHHOLDING TAXES.

    10.1 GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common

Stock, with respect to an Incentive Award.

    10.2 SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a combination of such methods.

    11.  CHANGE IN CONTROL.

    11.1 CHANGE IN CONTROL. For purposes of this Section 11, a "Change in Control" of the Company will mean the following:

         (a) Any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, other than in a transaction arranged or approved by the Board prior to its occurrence; provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 34% or more of the combined voting power of the Company's then outstanding securities, a Change in Control will be deemed to occur whether or not any or all of such beneficial ownership is obtained in a transaction arranged or approved by the Board prior to its occurrence, and other than in a transaction in which such person will have executed a written agreement with the Company (and approved by the Board) on or prior to the date on which such person becomes the beneficial owner of 25% or more of the combined voting power of the Company's then outstanding securities, which agreement imposes one or more limitations on the amount of such person's beneficial ownership of shares of Common Stock, if, and so long as, such agreement (or any amendment thereto approved by the Board provided that no such amendment will cure any prior breach of such agreement or any amendment thereto) continues to be binding on such person and such person is in compliance (as determined by the Board in its sole discretion) with the terms of such agreement (including such amendment); provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, a Change in Control will be deemed to occur whether or not such beneficial ownership was held in compliance with such a binding agreement.

         (b) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction which would constitute a Change in Control pursuant to this Section 11.1) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

         (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires a percentage of the combined voting power of the Company's then outstanding securities which would constitute a Change in Control pursuant to Section 11.1 above. In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), Section 4.3 of the Plan will apply.

         (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    11.2 ACCELERATION OF VESTING. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all Options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all outstanding Restricted Stock Awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and (c) any transfer restrictions with respect to Performance Stock Awards will lapse.

    11.3 CASH PAYMENT FOR OPTIONS. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

    11.4 LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in Section 11.2 or 11.3 of the Plan to the contrary, if, with respect to a Participant, any of the payments to be made in connection with Section 11.2 or
11.3 of the Plan, together with any other payments or benefits which a Participant has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in section 1504(a) of the Code without regard to section 1504(b) of the Code) of which the Company is a member, constitute an "excess parachute payment" (as defined in section 280G(b) of the Code), the payments to be made in connection with Section 11.2 or 11.3 of the Plan shall be reduced to the extent necessary to prevent any portion of such payments or benefits from becoming subject to the excise tax imposed under section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that such payments will not be reduced or that the Participant will have the discretion to determine which "payments" will be reduced), then this Section 11.4 will not apply, and any "payments" to a Participant pursuant to Section 11.2 or 11.3 of the Plan will be treated as "payments" arising under such separate agreement.

12. RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

    12.1 EMPLOYMENT OR OTHER SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or Other Service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or Other Service of the Company or any Subsidiary.

    12.2 RIGHTS AS A STOCKHOLDER. As a holder of Incentive Awards (other than Restricted Stock Awards and Performance Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

    12.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

    12.4 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13. SECURITIES LAW AND OTHER RESTRICTIONS.

    Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.


14. PLAN AMENDMENT, MODIFICATION AND TERMINATION.

    The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of the New York Stock Exchange. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3 and 11 of the Plan.


15. EFFECTIVE DATE AND DURATION OF THE PLAN.

    The Plan is effective as of May 9, 1997 or such later date as the Plan is approved by the Company's stockholders. The Plan will terminate at midnight on June 30, 2003, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

16. MISCELLANEOUS.


    16.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

    16.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

                                     ECOLAB INC.

                         1997 NON-EMPLOYEE DIRECTOR DEFERRED
                                   COMPENSATION PLAN

1.  DESCRIPTION.

    1.1 NAME. The name of the Plan is the "Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan."

    1.2 PURPOSES. The purposes of the Plan are (a) to provide Qualified Directors with the opportunity on a one-time basis to convert their existing accrued benefits under the Director Retirement Plan to balances under this Plan through credits to their Share Accounts, (b) to provide Qualified Directors who convert their accrued benefits under the Director Retirement Plan to balances under this Plan and individuals who first become Qualified Directors at or after the Effective Time with ongoing periodic credits to their Share Accounts, (c) to provide Qualified Directors with 50 percent of their Retainer in the form of credits to their Share Accounts, and (d) to provide Qualified Directors with the opportunity to defer receipt of Other Director Compensation through credits to their Share or Cash Accounts.

    1.3 TYPE. The Plan is maintained primarily for the purpose of providing deferred compensation for Qualified Directors and is intended to be unfunded for tax purposes. The Plan will be construed and administered in a manner that is consistent with and gives effect to the foregoing.

    1.4 BACKGROUND. The Company previously adopted the Director Retirement Plan, the Director Retainer Plan and the Prior Deferred Compensation Plans. As of the Effective Time, Qualified Directors must elect either to convert their existing accrued benefits under the Director Retirement Plan to balances in their Share Accounts under this Plan, in which case such electing Qualified Directors (along with individuals first becoming Qualified Directors at or after the Effective Time) would become entitled to receive the credits to their Share Accounts pursuant to Section 3.2(b), or to remain under the Director Retirement Plan, in which case such non-electing Qualified Directors will not be entitled to receive such annual credits pursuant to Section 3.2(b). In addition, as of the Effective Time, the Director Retainer Plan will be terminated, and all Qualified Directors will thereafter receive 50 percent of their Retainer in the form of credits to their Share Accounts under this Plan. Finally, as of the Effective Time, all Qualified Directors will become entitled to defer receipt of Other Director Compensation through credits to their Share or Cash Accounts under this Plan. Any amounts previously deferred under the Prior Deferred Compensation Plans will remain subject solely to the terms of such plans, but all future deferrals of Other Director Compensation will be made solely under this Plan.

2.  PARTICIPATION.

    2.1  ELIGIBILITY.

         (a) Each individual who is a Qualified Director both immediately prior to and immediately following the Effective Time is eligible to elect to convert his or her then existing accrued benefit under the Director Retirement Plan to a balance in his or her Share Account pursuant to Section

    3.2(a).

         (b) Each individual (i) who has elected to convert his or her accrued benefit under the Director Retirement Plan as described in Section 2.1(a) or (ii) who first becomes a Qualified Director at or after the Effective Time, and, in the case of both clause (i) and (ii), who is a Qualified Director at any point during the calendar quarter with respect to which a credit is made pursuant to Section 3.2(b) is eligible to have such credit made to his or her Share Account pursuant to Section 3.2(b).

         (c) Each individual who is a Qualified Director at any point during the calendar quarter with respect to which a credit is made pursuant to
    Section 3.2(c) is eligible to have such credit made to his or her Share Account pursuant to Section 3.2(c).

         (d) Each individual who is a Qualified Director on the first day of a calendar year is eligible to make deferral elections pursuant to Section 3.2(d) with respect to such calendar year. An individual who becomes a Qualified Director after the first day of the calendar year is eligible to make a deferral election pursuant to Section 3.2(d) with respect to the remainder of such calendar year. A Participant who receives a distribution, pursuant to Section 4.1(d)(i) or (iv), is not eligible to elect additional deferrals pursuant to Section 3.2(d) until the one-year anniversary of such distribution.

    2.2 CEASING TO BE ELIGIBLE. An individual who ceases to be a Qualified Director is not eligible to make or receive further deferral credits pursuant to
Section 3.2 other than such credits relating to the period prior to such cessation.

    2.3 CONDITION OF PARTICIPATION. Each Qualified Director, as a condition of participation in the Plan, is bound by all the terms and conditions of the Plan and the Plan Rules, including but not limited to the reserved right of the Company to amend or terminate the Plan, and must furnish to the Administrator such pertinent information, and execute such election forms and other instruments, as the Administrator or Plan Rules may require by such dates as the Administrator or Plan Rules may establish.

    2.4 TERMINATION OF PARTICIPATION. A Participant will cease to be such as of the date on which he or she is not then eligible to make deferrals and his or her entire Account balance has been distributed.

    2.5 RIGHTS UNDER DIRECTOR RETIREMENT PLAN. Each Qualified Director who elects to convert his or her then existing accrued balance under the Director Retirement Plan to a balance in the Share Account under this Plan pursuant to
Section 3.2(a) will, as of the Effective Time and without further action on the part of such Qualified Director, no longer be eligible to participate in, or to receive any benefit pursuant to, the Director Retirement Plan.

3.  BENEFITS.

    3.1 PARTICIPANT ACCOUNTS. For each Participant, the Administrator will establish and maintain a Cash Account, a Share Account or both to evidence amounts credited with respect to the Participant pursuant to Sections 3.2 and 3.3.

    3.2  DEFERRAL CREDITS.

    (a) Each individual who is a Qualified Director who satisfies the requirements of Section 2.1(a) is eligible to elect to convert his or her then existing accrued benefit under the Director Retirement Plan to a balance in the Share Account of such Qualified Director under this Plan. To make such election, a properly completed election form must be received by the Administrator by April 30, 1997. The Share Account of a Qualified Director who makes such an election will be credited as of the Effective Time with the number of full Share Units determined by dividing the amount set forth with respect to such Qualified Director on Exhibit A, which amount represents the entire accrued benefit of such Qualified Director under the Director Retirement Plan as of the Effective Time, by the average of the Market Price for the period from February 7, 1997 through May 8, 1997 and rounding such quotient up to the next highest multiple of 50.

    (b) As of the first day of the calendar quarter that first follows the Effective Time and on the first day of each calendar quarter thereafter, the Share Account of each individual who satisfies the requirements of Section 2.1(b) will be credited with the number of full and fractional Share Units determined by multiplying the number of Quarterly Share Units by a fraction, the numerator of which is the number of days during such calendar quarter (or the number of days after May 8, 1997 with respect to the quarter ended June 30,
1997) that the individual served as a Qualified Director and the denominator of which is the total number of days in such calendar quarter.

    (c) As of the first day of the calendar quarter that first follows the Effective Time and on the first day of each calendar quarter thereafter, the Share Account of each individual who is a Qualified Director at any time during the immediately preceding calendar quarter, will be credited with the number of full and fractional Share Units determined by (i) dividing an amount equal to 50 percent of the Retainer payable by the Company to Qualified Directors for such calendar quarter by the Market Price on the date as of which such credit is made and (ii) multiplying such quotient by a fraction, the numerator of which is the number of days during such calendar quarter (or the number of days after May 8, 1997 with respect to the quarter ended June 30, 1997) that the individual served as a Qualified Director and the denominator of which is the total number of days in such calendar quarter.

    (d) Elective deferrals of Other Director Compensation will be made in accordance with the following rules:

         (i) Commencing with respect to services to be performed after May 8, 1997, a Qualified Director may elect to defer all or any portion of his or her Other Director Compensation relating to his or her services as a Qualified Director during a calendar year. Any portion so elected will automatically apply to the Participant's Other Director Compensation for the year as adjusted from time to time.

         (ii) An election made pursuant to this Section 3.2(d) will not be effective unless it is made on a properly completed election form received by the Administrator by the last day of the calendar year immediately preceding the calendar year to which the election relates or, in the case of an individual who becomes a Qualified Director after the first day of the calendar year, within 30 days after the date such individual becomes a Qualified Director. Notwithstanding the foregoing, with respect to an initial deferral election pursuant to Section 3.2(d) that is made in connection with the adoption of this Plan, such election will be effective if received by the Administrator by April 30, 1997. Any such election applies only to Other Director Compensation relating to services performed after the effective date of the election.

       (iii)  In conjunction with each deferral election made pursuant to this
    Section 3.2(d), a Qualified Director must elect, in accordance with and subject to Plan Rules, how the deferral is to be allocated (in increments of five percent only) among his or her Cash Account and Share Account.
    Such an election is irrevocable after the latest date by which the deferral election to which it relates must be received by the Administrator to be effective.

         (iv) Deferrals of Other Director Compensation pursuant to this Section 3.2(d) will be credited to a Qualified Director's Cash Account or Share Account, as the case may be, as of the first day of the calendar month first following the date on which the Other Director Compensation has been earned and would otherwise be payable but for his or her deferral election. Such credits to the Qualified Director's Cash Account will be in United States dollars in an amount equal to the amount of the deferral allocated to the Cash Account by the Qualified Director. Such credits to a Qualified Director's Share Account will be the number of full and fractional Share Units determined by dividing the United States dollar amount of the deferral allocated by the Qualified Director to the Share Account by the Market Price on the date as of which the credit is made.

3.3 EARNINGS CREDITS.

    (a) CASH ACCOUNT. As of the first day of each calendar quarter, a Participant's Cash Account will be credited with interest, calculated on the basis of the balance in the Participant's Cash Account on the first day of each month of the immediately preceding calendar quarter, at the Prime Rate of Morgan Guaranty Trust Company of New York in effect on the first day of each such month.

    (b)  SHARE ACCOUNT.

         (i) As of the first day of the calendar quarter first following the date on which dividends are paid on Shares, a Participant's Share Account will be credited with that number of full and fractional Share Units determined by dividing the dollar amount of the dividends that would have been payable to the Participant if the number of Share Units credited to the Participant's Share Account on the record date for such dividend payment had then been Shares registered in the name of such Participant by the Market Price on the date as of which the credit is made.

         (ii) In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the Company's corporate structure or Shares, the Administrator will make such adjustment, if any, as the Administrator may deem appropriate in the number and kind of Share Units credited to Share Accounts.

    (3.4)   VESTING.  Subject to Section 4.1(d)(iii), each Participant always has a fully vested nonforfeitable interest in his or her Account.

4.  DISTRIBUTION.

    4.1  DISTRIBUTION TO PARTICIPANT.

    (a) FORM. Distribution to a Participant will be made in the form of a lump sum payment unless (i) the Participant elects, on a properly completed form, to receive his or her distribution in the form of annual installment payments for a period of not more than 10 years and (ii) other than cessation resulting from Disability, the date on which he or she ceases to be a member of the Board follows by more than one year the date on which a properly completed election form is received by the Administrator. Any election made pursuant to this Section 4.1(a) may be changed from time to time upon the Administrator's receipt of a properly completed form, provided that, other than cessation resulting from Disability, such change will not be valid and will not have any effect unless it is made on a properly completed form received by the Administrator more than one year prior to a Participant's cessation of service as member of the Board. The most recently received election to change has no effect on any previously received election to change until the most recently received election becomes effective at which time any previously received election will automatically be void. (For example, if the Administrator receives a properly completed election to change on July 1 of year 1 and another properly completed election to change on September 1 of year 1, the July 1 election will become effective on July 1 of year 2 and will remain in effect through August 30 of year 2. On September 1 of year 2, the September 1 election to change will become effective.) Any election made pursuant to this Section 4.1(a) will apply to the entire balance of the Participant's Account attributable to deferral credits with respect to the period through the date on which he or she ceases to be a member of the Board. Any distribution from a Participant's Cash Account will be made in cash only. Subject to Section 4.3, any distribution from a Participant's Share Account will be made in full Shares only and cash in lieu of any fractional Share.

    (b) TIME. Distribution to a Participant will be made or commence on or as soon as administratively practicable after the first day of the calendar quarter that follows the date on which the Participant ceases to be a member of the Board.

    (c)  AMOUNT.

         (i)  CASH ACCOUNT.

              (A) LUMP SUM. The amount of a lump sum payment from a Participant's Cash Account will be equal to the balance of the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the payment is made.

              (B) INSTALLMENTS. The amount of an installment payment from a Participant's Cash Account will be determined by dividing the balance of the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the payment is made by the total number of remaining payments (including the current payment).

         (ii) SHARE ACCOUNT.

              (A) LUMP SUM. A lump sum distribution from a Participant's Share Account will consist of the number of Shares equal to the number of full Share Units credited to the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the distribution is made plus cash in lieu of any fractional Share Units then credited to the Account in an amount based on the

         Market Price on that date.

              (B) INSTALLMENTS. Installment distributions from a Participant's Share Account, other than the final distribution, will consist of the number of Shares determined by dividing the number of full Share Units credited to the Account as of the first day of the calendar month coinciding with or immediately preceding the date on which the distribution is made by the total number of remaining payments (including the current payment) and rounding the quotient to the next higher full Share. The amount of the final payment will be determined in accordance with clause (A).

    (d) SPECIAL RULES. The provisions of this Section 4.1(d) will apply notwithstanding Section 4.1(a), (b) or (c) or any election by a Participant to the contrary; provided, however, that, prior to the time that a Participant ceases to be a member of the Board, distributions pursuant to Sections 4.1(d)(i) and (iv) may only be made with respect to amounts credited to a Participant's Account pursuant to Sections 3.2(c) and (d) and any earnings with respect thereto credited pursuant to Section 3.3.

         (i) WITHDRAWALS DUE TO UNFORESEEABLE EMERGENCY. A distribution will be made to a Participant from his or her Share or Cash Account if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an Unforeseeable Emergency. The amount of the distribution may not exceed the lesser of (a) the amount necessary to satisfy the emergency, as determined by the Administrator, or (b) the balance of the Participant's Account as of the date of the distribution determined in accordance with Section 4.1(c). Payments made on account of an Unforeseeable Emergency will not be made to the extent that such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent that such liquidation would not itself cause severe financial hardship) or by cessation of deferrals under
    Section 3.2(d). Any distribution pursuant to this Section 4.1(d)(i) will be made in the form of a lump sum payment (in cash from the Cash Account and in Shares from the Share Account) as soon as administratively practicable after the Administrator's determination that the Participant has experienced an Unforeseeable Emergency and will be made first from the Participant's Cash Account and then from the Participant's Share Account, with the amount distributed from the Share Account determined based upon the Market Price as of the first day of the calendar month coinciding with or immediately preceding the date on which the distribution is made.

         (ii) SMALL BENEFITS. If the balance of the Cash Account of a Participant who has ceased to be a member of the Board is less than $5,000 as of the first day of a calendar month, such balance will be distributed to the Participant in the form of a lump sum cash payment as soon as administratively practicable thereafter.

       (iii) FORFEITURE PROVISIONS. Other than amounts credited to a Participant's Account pursuant to Sections 3.2(c) and (d) and any earnings with respect thereto credited pursuant to Section 3.3, neither the Company nor the Trust will be obligated to pay or provide to a Participant any future benefits under this Plan, if the Board determines that such Participant, without the consent of the Company and whether before or after such Participant ceases to serve as a director of the Company, has engaged in an activity that is competitive or materially detrimental to the Company's business.

         (iv) ACCELERATED DISTRIBUTION. A Participant may, at any time, elect an immediate distribution of his or her Account in an amount equal to 90 percent of the balance of the Account as of the date of the distribution determined in accordance with Section 4.1(c), in which case the remaining balance of the Account will be forfeited. The distribution will be made in the form of a lump sum payment as soon as administratively practicable after the Administrator's receipt of a written application on a form furnished by the Administrator. Any distribution from a Participant's Cash Account will be made in cash only. Any distribution from a Participant's Share Account will be made in full Shares only and cash in lieu of any fractional Share.

    (c) REDUCTION OF ACCOUNT BALANCE. The balance of the Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

4.2 DISTRIBUTION TO BENEFICIARY.

    (a) FORM. In the event of a Participant's death, the balance of the Participant's Account will be distributed to the Participant's Beneficiary in a lump sum payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death. Any distribution from a Participant's Cash Account will be made in cash and any distribution from a Participant's Share Account will be made in full Shares and cash in lieu of any fractional Share.

    (b) TIME. Distribution to a Beneficiary will be made as soon as administratively practicable after the date on which the Administrator receives notice of the Participant's death.

    (c) AMOUNT. The amount of the payment will be determined in accordance with Section 4.1(c).

    (d) REDUCTION OF ACCOUNT BALANCE. The balance of the Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

    (e)  BENEFICIARY DESIGNATION.

         (i) Each Participant may designate, on a form furnished by the Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of his or her Account after his or her death, and the Participant may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Administrator during the Participant's lifetime.

         (ii) If, for all or any portion of his or her Account, a Participant fails to designate a Beneficiary, revokes a Beneficiary designation without naming another Beneficiary or designates one or more Beneficiaries, none of whom survives the Participant or exists at the time in question, such Account or portion will be paid to the Participant's surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant's estate.

       (iii) The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

    4.3 LIMITATIONS ON SHARE DISTRIBUTIONS. Notwithstanding any other provision of the Plan to the contrary, neither the Company nor the Trustee is required to issue or distribute any Shares under this Plan, and a distributee may not sell, assign, transfer or otherwise dispose of Shares issued or distributed pursuant to the Plan, unless (a) there is in effect with respect to such Shares a registration statement under the Securities Act of 1933 and any applicable state securities laws or an exemption from such registration under the Securities Act of 1933 and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Company deems necessary or advisable. The Company or the Trustee may condition such issuance, distribution, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities laws or other restrictions.

    4.4 PAYMENT IN EVENT OF INCAPACITY. If any individual entitled to receive any payment under the Plan is, in the judgment of the Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Administrator: the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual's spouse, children, parents, or other relatives by blood or marriage. The Administrator is not required to see to the proper application of any such payment, and the payment completely discharges all claims under the Plan against the Company, the Plan and the Trust to the extent of the payment.

5.  SOURCE OF PAYMENTS; NATURE OF INTEREST.

    5.1 ESTABLISHMENT OF TRUST. The Company may establish a Trust with an independent corporate trustee. The Trust must be a grantor trust with respect to which the Company is treated as grantor for purposes of Code section 677 and must provide that, upon the insolvency of the Company, Trust assets will be used to satisfy claims of the Company's general creditors. The Company will pay all taxes of any and all kinds whatsoever payable in respect of the Trust assets or any transaction with respect to the Trust assets. The Company may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

    5.2  SOURCE OF PAYMENTS.

         (a) The Company will pay, from its general assets, the benefits pursuant to Section 4 attributable to a Participant's Account, and all costs, charges and expenses relating thereto.

         (b) The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of the Company's obligations under the Plan in accordance with the terms of the Trust. The Company is responsible for paying any benefits attributable to a Participant's Account that are not paid by the Trust.

    5.3 STATUS OF PLAN. Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of the Plan, the Participant's or other person's only interest under the Plan being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Company and the Participants, and no Participant has any interest in the assets of the Trust prior to distribution of such assets pursuant to the Plan. Until such time as Shares are distributed to a Participant, Beneficiary of a deceased Participant or other person, he or she has no rights as a shareholder with respect to any Shares Units credited to a Share Account pursuant to the Plan. To the extent that the Participant or any other person acquires a right to receive benefits under the Plan or the Trust, such right is no greater than the right of any unsecured general creditor of the Company.

    5.4 NON-ASSIGNABILITY OF BENEFITS. The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

6.  AMENDMENT AND TERMINATION.

    6.1  AMENDMENT.

         (a) The Company reserves the right to amend the Plan at any time to any extent that it may deem advisable. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Board and executed in the name of the Company by its Chief Executive Officer or President and attested by the Secretary or an Assistant Secretary.

         (b) An amendment adopted in accordance with Section 6.1(a) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment will have any retroactive effect so as to deprive any Participant, or the Beneficiary of a deceased Participant, of any benefit to which he or she is entitled under the terms of the Plan in effect immediately prior to the effective date of the amendment, determined as if such Participant had terminated service as a director immediately prior to the effective date of the amendment.

         (c) Without limiting Section 6.1(a), the Company reserves the right to amend this Plan to change the method of determining the earnings credited to Participants' Accounts pursuant to Section 3.3 and to apply such new method not only with respect to the portion of the Accounts attributable to credits made after the date on which such amendment is adopted but also with respect to the portion of the Accounts attributable to credits made prior to the date on which such amendment is adopted and regardless of whether such new method would result in materially lower earnings credits than the old method.

         (d) The provisions of the Plan in effect at the termination of a Participant's service as a director will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

    6.2 TERMINATION. The Company reserves the right to terminate the Plan at any time. The Plan will terminate as of the date specified by the Company in a written instrument by its authorized officers to the Administrator, adopted in the manner of an amendment. Upon the termination of the Plan, any benefits to which Participants have become entitled prior to the effective date of the termination will continue to be paid in accordance with the provisions of
Section 4.

7.  DEFINITIONS, CONSTRUCTION AND INTERPRETATION.

    The definitions and rules of construction and interpretation set forth in this Section 7 apply in construing the Plan unless the context otherwise indicates.


    7.1 ACCOUNT. "Account" means the bookkeeping account or accounts maintained with respect to a Participant pursuant to Section 3.1.

    7.2 ADMINISTRATOR. The "Administrator" of the Plan is the Governance Committee of the Board or such other committee or person to whom administrative duties are delegated pursuant to the provisions of Section 8.1, as the context requires.

    7.3 BENEFICIARY. "Beneficiary" with respect to a Participant is the person designated or otherwise determined under the provisions of Section 4.2(e) as the distributee of benefits payable after the Participant's death. A person designated or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or right under the Plan until the Participant in question has died. A Beneficiary will cease to be such on the day on which all benefits to which he, she or it is entitled under the Plan have been distributed.

    7.4  BOARD.  "Board" means the board of directors of the Company.

    7.5 CASH ACCOUNT. "Cash Account" means an Account to which amounts are credited in U.S. dollars.

    7.6  CODE.  "Code" means the Internal Revenue Code of 1986, as amended.
Any reference to a specific provision of the Code includes a reference to that provision as it may be amended from time to time and to any successor provision.

    7.7  COMPANY.  "Company" means Ecolab Inc.

    7.8 CROSS REFERENCE. References in the Plan to a particular section refer to that section within the Plan, references within a section of the Plan to a particular subsection refer to that subsection within the same section, and references within a section or subsection to a particular clause refer to that clause within the same section or subsection, as the case may be.

    7.9 DIRECTOR RETAINER PLAN. "Director Retainer Plan" means the Ecolab Inc. Non-Employee Director Stock-for-Retainer Plan.

    7.10 DIRECTOR RETIREMENT PLAN. "Director Retirement Plan" means the Ecolab Inc. Non-Employee Directors' Retirement Plan, as amended February 24, 1990.

    7.11 DISABILITY. "Disability" means the total disability of a Qualified Director. Such total disability will be deemed to have occurred if the Administrator finds on the basis of medical evidence satisfactory to it that the Qualified Director is prevented from engaging in any suitable gainful employment or occupation and that such disability will be permanent and continuous during the remainder of his or her life.

    7.12 EFFECTIVE TIME.  "Effective Time" means May 9, 1997.

    7.13 GOVERNING LAW. All questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of laws rules of the State of Minnesota or any other jurisdiction.

    7.14 HEADINGS. The headings of sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the Plan, the text will control.

    7.15 MARKET PRICE. "Market Price" means the closing sale price for Shares on a specified date or, if Shares were not then traded, on the most recent prior date when Shares were traded, all as quoted in The Wall Street Journal reports of New York Stock Exchange - Composite Transactions.

    7.16 NUMBER AND GENDER. Wherever appropriate, the singular may be read as the plural, the plural may be read as the singular, and one gender may be read as the other gender.

    7.17 OTHER DIRECTOR COMPENSATION. "Other Director Compensation" means all amounts payable by the Company to a Qualified Director for his or her services to the Company as a Qualified Director, (a) including, without limitation, fees specifically paid for attending or chairing regular or special meetings of the Board and Board committees and the portion of the Retainer that is not deferred pursuant to Section 3.2(c), but (b) excluding the portion of the Retainer that is deferred pursuant to Section 3.2(c), expense allowances or reimbursements and insurance premiums

    7.18 PARTICIPANT. "Participant" is a current or former Qualified Director to whose Account amounts have been credited pursuant to Section 3 and who has not ceased to be a Participant pursuant to Section 2.4.

    7.19 PLAN. "Plan" means the Ecolab Inc. 1997 Non-Employee Director Deferred Compensation Plan, as from time to time amended or restated.

    7.20 PLAN RULES. "Plan Rules" are rules, policies, practices or procedures adopted by the Administrator pursuant to Section 8.2.

    7.21 PRIOR DEFERRED COMPENSATION PLANS.  "Prior Deferred Compensation
Plans" means the Ecolab Inc. Deferred Compensation Plan for Non-Employee Directors - 1986 and the Ecolab Inc. Deferred Compensation Plan for Non-Employee Directors, as amended.

    7.22 QUALIFIED DIRECTOR. "Qualified Director" means an individual who is a member of the Board and who is not an employee of the Company or any of its subsidiaries.

    7.23 QUARTERLY SHARE UNITS. "Quarterly Share Units" means the number of Share Units equal to the number that results from (a) dividing $11,500 by the average of the Market Price for the period from

February 7, 1997 through May 8, 1997 and rounding the resulting quotient to the next highest multiple of 25, and (b) dividing the amount that results from such rounding by four.

    7.24 RETAINER.   "Retainer" means the amount payable by the Company to a
Qualified Director for holding office as a Qualified Director, exclusive of fees specifically paid for attending regular or special meetings of the Board and Board committees, fees for acting as chair of the Board or a Board committee, expense allowances or reimbursements, insurance premiums, charitable gift matching contributions and any other payments that are determined by reference to factors other than holding office as a Qualified Director.

    7.25 SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended. Any reference to a specific provision of the Securities Act includes a reference to that provision as it may be amended from time to time and to any successor provision.

    7.26 SHARE ACCOUNT. "Share Account" means an Account to which amounts are credited in Share Units.

    7.27 SHARE UNITS. "Share Units" means a unit credited to a Participant's Share Account pursuant to the Plan, each of which represents the equivalent of one Share.

    7.28 SHARES. "Shares" means shares of common stock of the Company, $1.00 par value, or such other class or kind of shares or other securities as may be applicable pursuant to Section 3.3(b)(ii) or Section 9.6(b).

    7.29 TRUST. "Trust" means any trust or trusts established by the Company pursuant to Section 5.1.

    7.30 TRUSTEE. "Trustee" means the independent corporate trustee or trustees that at the relevant time has or have been appointed to act as Trustee of the Trust.

    7.31 UNFORESEEABLE EMERGENCY. "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the Participant's control resulting in a severe financial hardship that cannot be satisfied through other means. The existence of an unforeseeable emergency will be determined by the Administrator.

8.  ADMINISTRATION.

    8.1 ADMINISTRATOR. The general administration of the Plan and the duty to carry out its provisions will be vested in the Governance Committee of the Board or such other Board committee as may be subsequently designated as Administrator by the Board. Such committee may delegate such duty or any portion thereof to a named person and may from time to time revoke such authority and delegate it to another person.

    8.2 PLAN RULES AND REGULATIONS. The Administrator has the discretionary power and authority to make such Plan Rules as the Administrator determines to be consistent with the terms, and necessary or advisable in connection with the administration, of the Plan and to modify or rescind any such Plan Rules. In addition, the Administrator has the discretionary power and authority to limit application of Plan provisions and Plan Rules as the Administrator determines to be necessary or advisable to facilitate tax deferral treatment for amounts credited with respect to non-U.S. resident Participants.

    8.3 ADMINISTRATOR'S DISCRETION. The Administrator has the sole discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Administrator will treat all similarly situated persons uniformly.

    8.4 SPECIALIST'S ASSISTANCE. The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services. All costs of administering the Plan will be paid by the Company.

    8.5 INDEMNIFICATION. The Company agrees to indemnify and hold harmless, to the extent permitted by law, each director, officer and employee of the Company and any subsidiary or affiliate of the Company against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Company has the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.

9.  MISCELLANEOUS.

    9.1 WITHHOLDING AND OFFSETS. The Company and the Trustee retain the right to withhold from any compensation, deferral and/or benefit payment pursuant to the Plan, any and all tax as the Company or Trustee deems necessary, and the Company and the Trustee may offset against amounts payable to a Participant or Beneficiary under the Plan any amounts then owing to the Company by such Participant or Beneficiary. The Company or the Trustee, as the case may be, in its sole discretion, may permit Participants to elect whether to satisfy their obligations under this Section 9.1 by having such amounts withheld from any compensation, deferral and/or benefit payment pursuant to the Plan or by remitting such amounts to the Company or the Trustee, or by a combination of such methods.

    9.2 OTHER BENEFITS. Neither amounts deferred nor amounts paid pursuant to the Plan constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of the Company unless otherwise expressly provided thereunder.

    9.3 NO WARRANTIES REGARDING TAX TREATMENT. The Company makes no warranties regarding the tax treatment to any person of any deferrals or payments made pursuant to the Plan, and each Participant will hold the Administrator and the Company and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the Plan.

    9.4 NO RIGHTS TO CONTINUED SERVICE CREATED. Neither the establishment of or participation in the Plan gives any individual the right to continued service on the Board or limits the right of the Company or its stockholders to terminate or modify the terms and conditions of service of such individual on the Board or otherwise deal with any individual without regard to the effect that such action might have on him or her with respect to the Plan.

    9.5 SUCCESSORS. Except as otherwise expressly provided in the Plan, all obligations of the Company under the Plan are binding on any successor to the Company whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

    9.6  SHARES AVAILABLE FOR ISSUANCE.

         (a) MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in subsection (b) below, the maximum number of Shares that will be available for issuance under the Plan will be 125,000 Shares. The Shares available for issuance under the Plan may, at the election of the Administrator, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the distribution or issuance of Shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

         (b) ADJUSTMENT TO SHARES. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the Company's corporate structure or the Shares, the Administrator (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or distribution under the Plan.

                                      EXHIBIT A

                        TO 1997 NON-EMPLOYEE DIRECTOR DEFERRED

                                  COMPENSATION PLAN


    DIRECTOR                             ACCRUED BENEFIT AT 5/9/97
    --------                             -------------------------

    Ruth S. Block                                $144,219
    Russell G. Cleary                            $193,262
    James J. Howard                              $ 66,253
    Reuben F.  Richards                          $173,315
    Richard L. Schall                            $284,950
    Philip L. Smith                              $ 91,337
    Albrecht Woeste                              $ 63,393
    Hugo Uyterhoeven                             $ 72,920
    Roland Schulz                                $ 30,119
    Jerry W.  Levin                              $ 31,055
    Joel W. Johnson                              $  8,203